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Filed pursuant to Rule 424(b)(5)
Registration No. 333-224096

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per security	Proposed maximum aggregate offering price	Amount of registration fee

Depositary Shares	4,000,000	$25.00	$100,000,000	$12,450

(1)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED APRIL 2, 2018)

4,000,000 Depositary Shares Each Representing a 1/40th Interest in a Share of
5.875% Non-Cumulative Perpetual Preferred Stock, Series E

           Associated Banc-Corp is offering to sell 4,000,000 depositary shares, each representing a 1/40th ownership interest in a share of 5.875% Non-Cumulative Perpetual Preferred Stock, Series E, with a liquidation preference of $1,000 per share (equivalent to $25 per depositary share) (the "Series E Preferred Stock"). The depositary shares are represented by depositary receipts. As a holder of depositary shares, you will be entitled to all proportional rights and preferences of the Series E Preferred Stock (including dividend, voting, redemption and liquidation rights). You must exercise such rights through the depositary.

           Our executive officers, directors and other affiliates, including our wholly-owned trust company purchasing on behalf of accounts that it manages, have purchased an aggregate of 1,242,000 depositary shares sold in the offering at the public offering price. The underwriters will not receive any commissions on such purchases by our executive officers, directors and/or affiliates. The number of depositary shares available for sale to the general public was reduced as a result of these sales.

           Dividends on the Series E Preferred Stock will be payable quarterly in arrears only when, as and if declared by our board of directors, or a duly authorized committee of our board. Dividends will accrue on the liquidation amount of $1,000 per share of the Series E Preferred Stock at a rate per annum equal to 5.875%. The dividend payment dates will be the 15th day of March, June, September and December, commencing on December 15, 2018. Our ability to declare and pay dividends is also limited by certain federal regulatory considerations, including the rules and regulations of the Board of Governors of the Federal Reserve System (the "Federal Reserve") applicable to bank holding companies.

           Dividends on the Series E Preferred Stock will not be cumulative. If we have not declared a dividend before the dividend payment date for any dividend period, we will have no obligation to pay dividends for that dividend period, whether or not dividends on the Series E Preferred Stock are declared for any future dividend period.

           The Series E Preferred Stock may be redeemed by us at our option (i) either in whole or in part, from time to time, on any dividend payment date on or after the dividend payment date occurring on December 15, 2023, or (ii) in whole but not in part, at any time within 90 days following a regulatory capital treatment event (as defined herein), in each case at a redemption price of $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends for any prior dividend period. Redemption of Series E Preferred Stock is subject to our prior receipt of any required prior approval of the Federal Reserve or other Appropriate Federal Banking Agency (defined below). If we redeem any of the Series E Preferred Stock, the depositary will redeem a proportionate number of depositary shares. The Series E Preferred Stock will not have any voting rights, except as described under "Description of Series E Preferred Stock—Voting Rights" beginning on page S-23.

           Application will be made to list the depositary shares on the New York Stock Exchange under the symbol "ASBPRE." If approved for listing, trading of the depositary shares on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the depositary shares. Our common shares are listed on the New York Stock Exchange under the symbol "ASB."

           Investing in the depositary shares involves risks. See "Risk Factors" beginning on page S-11 to read about factors you should consider before buying the depositary shares.

           None of the Securities and Exchange Commission, any state securities commission, the Federal Reserve, the Federal Deposit Insurance Corporation, or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

           These securities are unsecured and are not deposits or other obligations of a bank or savings association and are not insured or guaranteed by Associated Bank, N.A. or any other bank, the Federal Deposit Insurance Corporation or any other governmental agency.

	Per Depositary Share	Total(3)

Public offering price(1)	$25.00	$100,000,000

Underwriting discounts and commissions(2)(3)	$0.7875	$2,171,925

Proceeds, before expenses, to Associated Banc-Corp(1)	$24.2125	$97,828,075

(1)
The public offering price does not include dividends, if any, that may be declared. Dividends, if declared, will be calculated from the date of original issuance, which is expected to be September 26, 2018.

(2)
The underwriting discount of $0.7875 per depositary share will be deducted from the public offering price; provided, however, that the underwriters will not receive any discounts or commissions on the sale of 1,242,000 depositary shares to certain of our executive officers, directors and other affiliates.

(3)
See "Underwriting" for additional information regarding the total underwriting compensation. Total includes proceeds from the sale of                        depositary shares to certain of our executive officers, directors and other affiliates at the public offering price.

           The underwriters expect to deliver the depositary shares in book-entry form only, through the facilities of The Depository Trust Company ("DTC"), against payment on or about September 26, 2018. Beneficial interests in the depositary shares will be shown on, and transfers thereof will be effected only through, records maintained by The Depository Trust Company and its direct and indirect participants.

Joint Book-Running Managers

BofA Merrill Lynch	UBS Investment Bank

Co-Managers

Citigroup	Keefe, Bruyette & Woods,
A Stifel Company

Prospectus Supplement dated September 19, 2018.

        We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or inconsistent information, we take no responsibility for, nor can we provide any assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell the depositary shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein or any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

        Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to "Associated" or to "we," "us," "our" or similar references mean Associated Banc-Corp and do not include any of our subsidiaries.

Prospectus Supplement

Prospectus

About This Prospectus Supplement

        This document is comprised of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us, and it adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, dated April 2, 2018, which provides more general information about the securities we may offer from time to time, some of which does not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading "Where You Can Find More Information."

        If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. If the information conflicts with any statement in a document that we have incorporated by reference, then you should consider only the statement in the more recent document.

        It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus filed by us with the SEC related to this offering before investing in the depositary shares, including the information contained in the documents identified under the heading "Where You Can Find More Information" below.

Where You Can Find More Information

        We file annual, quarterly, and current reports, proxy statements, and other information with the Securities and Exchange Commission, which we refer to in this document as the "SEC." Our SEC filings are available to the public over the Internet on the SEC's web site at http://www.sec.gov and on the investor relations page of our website at http://www.associatedbank.com. Except for those SEC filings incorporated by reference in this prospectus supplement, none of the other information on our website is part of this prospectus supplement. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Incorporation by Reference

        The SEC's rules allow us to "incorporate by reference" information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement. Any information incorporated by reference in this prospectus supplement that we file with the SEC after the date of this prospectus supplement will automatically update and supersede information contained in this prospectus supplement.

        We are incorporating by reference in this prospectus supplement the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the termination of this offering, except that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (including the portions of our Proxy Statement on Schedule 14A, filed on March 13, 2018 and supplemented on March 19, 2018 and March 27, 2018, incorporated by reference therein);

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, as amended on May 4, 2018, and June 30, 2018; and

S-i

  •
  our Current Reports on Form 8-K filed on February 1, 2018, April 26, 2018, May 2, 2018 and September 12, 2018.

        Upon written or oral request, we will provide—at no cost to the requester—a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this prospectus supplement. You may make a request by writing to us at the following address or calling the following telephone number:

Associated Banc-Corp
Attention: Corporate Secretary
433 Main Street
Green Bay, Wisconsin 54301
(920) 491-7500

S-ii

 Special Note Regarding Forward-Looking Statements

        This prospectus supplement and the accompanying prospectus, including the documents that are incorporated by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act. You can identify forward-looking statements by words such as "may," "hope," "will," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "continue," "could," "future" or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other "forward-looking" information. We believe that it is important to communicate our future expectations to our investors. Such forward-looking statements may relate to our financial condition, results of operations, plans, objectives, future performance or business and are based upon the beliefs and assumptions of our management and the information available to our management at the time these disclosures are prepared. These forward-looking statements involve risks and uncertainties that we may not be able to accurately predict or control and our actual results may differ materially from the expectations we describe in our forward-looking statements.

        Before you invest in the depositary shares, you should be aware that the occurrence of the events discussed under the heading "Risk Factors" in this prospectus supplement and in the information incorporated by reference herein (including the risk factors contained in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q) could have an adverse effect on our business, results of operations and financial condition. These factors, many of which are beyond our control, include the following:

  •
  credit risks, including changes in economic conditions and risk relating to our allowance for credit losses;

  •
  liquidity and interest rate risks, including the impact of capital market conditions and changes in monetary policy on our borrowings and net interest income;

  •
  operational risks, including processing, information systems, cybersecurity, vendor problems, business interruption, and fraud risks;

  •
  strategic and external risks, including economic, political, and competitive forces impacting our business;

  •
  legal, compliance, and reputational risks, including regulatory and litigation risks; and

  •
  the risk that our analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

        For a discussion of these and other risks that may cause actual results to differ from expectations, refer to the "Risk Factors" section of this prospectus supplement and in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q incorporated by reference herein. The forward-looking statements contained or incorporated by reference in this prospectus supplement relate only to circumstances as of the date on which the statements are made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

S-iii

Summary

        The following summary should be read together with the information contained in other parts of this prospectus supplement and the accompanying prospectus. This summary highlights selected information from this prospectus supplement and the accompanying prospectus to help you understand the offering of the depositary shares. You should read this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference, carefully to understand fully the terms of the depositary shares as well as the other considerations that are important to you in making a decision about whether to invest in the depositary shares. You should pay special attention to the "Risk Factors" section of this prospectus supplement and the "Risk Factors" section in our Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 and the other documents incorporated by reference into this prospectus supplement, before you determine whether an investment in the depositary shares is appropriate for you.

 Associated Banc-Corp

        Associated Banc-Corp (individually referred to herein as the "Parent Company" and together with all of its subsidiaries and affiliates, collectively referred to in this subsection as the "Corporation," "Associated," "we," "us," and "our") is a bank holding company registered pursuant to the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Our bank subsidiary, Associated Bank, National Association ("Associated Bank" or the "Bank") traces its history back to the founding of the Bank of Neenah in 1861. The Parent Company was incorporated in Wisconsin in 1964 and was inactive until 1969 when permission was received from the Board of Governors of the Federal Reserve System (the "Federal Reserve" or "FRB") to acquire three banks. At December 31, 2017, we owned one nationally chartered commercial bank headquartered in Green Bay, Wisconsin, which serves local communities across the upper Midwest, one nationally chartered trust company headquartered in Wisconsin, and 11 nonbanking subsidiaries either located in or conducting business primarily in our three-state footprint (Wisconsin, Illinois, and Minnesota) that are closely related or incidental to the business of banking or financial in nature.

        On February 1, 2018, the Corporation acquired Bank Mutual Corporation ("Bank Mutual") pursuant to an Agreement and Plan of Merger, dated as of July 20, 2017 (the "Merger Agreement"), under which Bank Mutual merged with and into the Corporation. Under the terms of the Merger Agreement, Bank Mutual's shareholders received 0.422 shares of Corporation common stock for each share of Bank Mutual's common stock. The Corporation issued approximately 19.5 million shares for a total deal value of approximately $482 million based on the closing sale price of a share of common stock of the Corporation on January 31, 2018. We merged Bank Mutual's banking subsidiary into Associated Bank on June 24, 2018.

        Through Associated Bank and various nonbanking subsidiaries, we provide a broad array of banking and nonbanking products and services to individuals and businesses through 237 banking branches at June 30, 2018 serving more than 110 communities, primarily within our three-state branch footprint. At June 30, 2018, we had $33.7 billion of consolidated assets, $23.8 billion of deposits, and $3.8 billion of stockholders' equity. Measured by total assets held at December 31, 2017, we are the largest commercial bank holding company headquartered in Wisconsin and one of the top 50 publicly traded bank holding companies headquartered in the U.S.

        Our business is primarily relationship-driven and is organized into three reportable segments: Corporate and Commercial Specialty; Community, Consumer, and Business; and Risk Management and Shared Services.

        The Corporate and Commercial Specialty segment serves a wide range of customers including larger businesses, developers, not-for-profits, municipalities, and financial institutions. In serving this segment we compete based on an in-depth understanding of our customers' financial needs, the ability to match market competitive solutions to those needs, and the highest standards of relationship and service excellence in the delivery of these services. Delivery of services is provided through our corporate and commercial units, our commercial real estate unit, as well as our specialized industries and commercial financial services units. Within this segment we provide the following products and services: (1) lending solutions, such as commercial loans and lines of credit, commercial real estate financing, construction loans, letters of credit, leasing, asset based lending, and, for our larger clients, loan syndications; (2) deposit and cash management solutions such as commercial checking and interest-bearing deposit products, cash vault and night depository services, liquidity solutions, payables and receivables solutions, and information services, and (3) specialized financial services such as interest rate risk management, foreign exchange solutions, and commodity hedging.

        The Community, Consumer, and Business segment serves individuals, as well as small- and mid-sized businesses. In serving this segment we compete based on providing a broad range of solutions to meet the needs of our customers in their entire financial lifecycle, convenient access to our services through multiple channels such as branches, phone based services, online and mobile banking, and a relationship based business model which assists our customers in navigating any changes and challenges in their financial circumstances. Delivery of services is provided through our various consumer banking, community banking, and private client units. Within this segment we provide the following products and services: (1) lending solutions such as residential mortgages, home equity loans and lines of credit, personal and installment loans, real estate financing, business loans, and business lines of credit; (2) deposit and transactional solutions such as checking, credit, debit and pre-paid cards, online banking and bill pay, and money transfer services; (3) investable funds solutions such as savings, money market deposit accounts, IRA accounts, certificates of deposit, fixed and variable annuities, full-service, discount and on-line investment brokerage; investment advisory services; and trust and investment management accounts; (4) insurance and benefits related products and services; and (5) fiduciary services such as administration of pension, profit-sharing and other employee benefit plans, fiduciary and corporate agency services, and institutional asset management.

        The Risk Management and Shared Services segment includes Corporate Risk Management, Credit Administration, Finance, Treasury, Operations and Technology, which are key shared functions. The segment also includes Parent Company activity, intersegment eliminations and residual revenue and expenses, representing the difference between actual amounts incurred and the amounts allocated to operating segments, including interest rate risk residuals (funds transfer pricing mismatches) and credit risk and provision residuals (long-term credit charge mismatches). The earning assets within this segment include the Corporation's investment portfolio, and capital includes both allocated and any remaining unallocated capital.

        Our primary sources of revenue, through our banking subsidiary, are net interest income (predominantly from loans and investment securities) and noninterest income (principally fees and other revenue from financial services provided to customers or ancillary services tied to loans and deposits). We are not dependent upon a single or a few customers.

        Our principal executive office is located at 433 Main Street, Green Bay, Wisconsin 54301, and our telephone number at that address is (920) 491-7500.

 The Offering

        The following description contains basic information about the depositary shares, the Series E Preferred Stock and this offering. This description is not complete and does not contain all of the information that you should consider before investing in the depositary shares. For a more complete understanding of the depositary shares and the Series E Preferred Stock, you should read "Description of Series E Preferred Stock" and "Description of Depositary Shares" in this prospectus supplement as well as "Description of Preferred Stock" and "Description of Depositary Shares" in the accompanying prospectus. To the extent the following information is inconsistent with the information in the accompanying prospectus, you should rely on the following information.

Issuer	Associated Banc-Corp, a Wisconsin corporation.
Securities Offered

4,000,000 depositary shares, each representing a 1/40th ownership interest in a share of 5.875% Non-Cumulative Perpetual Preferred Stock, Series E, par value of $1.00, with a liquidation preference of $1,000 per share (equivalent to $25 per depositary share) of Associated Banc-Corp (the "Series E Preferred Stock" or "Shares"). Each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Series E Preferred Stock represented by such depositary share, to all the rights and preferences of the Series E Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

We may from time to time elect to issue additional depositary shares representing shares of the Series E Preferred Stock, and all the additional shares would be deemed to form a single series with the Series E Preferred Stock offered hereby. We will not issue such additional depositary shares unless such shares are fungible for U.S. federal income tax purposes with the Series E Preferred Stock offered hereby.

Dividends

Dividends on the Series E Preferred Stock will be payable quarterly in arrears only when, as and if declared by our board of directors at a rate per annum equal to 5.875% applied to the liquidation preference per share. Upon the payment of any dividends on the Series E Preferred Stock, holders of depositary shares will receive a related proportionate payment in the manner described in "Description of Depositary Shares—Dividends and Other Distributions" below.

Dividends on the Series E Preferred Stock will not be cumulative. If we do not declare dividends or do not pay dividends in full on the Series E Preferred Stock on any date on which dividends are due, then these undeclared and unpaid dividends will not cumulate, accrue, or be payable.

Dividend Payment Dates

The 15th day of March, June, September and December of each year, commencing on December 15, 2018. If a dividend payment date is not a business day, the applicable dividend will be paid on the first business day following that day without adjustment.

Redemption

The Series E Preferred Stock may be redeemed by us at our option (i) either in whole or in part, from time to time, on any dividend payment date on or after December 15, 2023 ("Optional Redemption"), or (ii) in whole but not in part, at any time within 90 days following a regulatory capital treatment event (as defined herein) ("Regulatory Event Redemption"). The redemption price in each case will be equal to $1,000 per share of Series E Preferred Stock (equivalent to $25 per depositary share), plus, (a) in the case of an Optional Redemption, the sum of any declared and unpaid dividends for any prior dividend periods to the date of redemption, without accumulation of any undeclared dividends, or (b) in the case of a Regulatory Event Redemption, the sum of any declared and unpaid dividends for any prior dividend periods and accrued but unpaid and undeclared dividends for the then-current dividend period to but excluding the date of redemption. See "Description of Series E Preferred Stock—Redemption."

The Series E Preferred Stock will not be subject to any mandatory redemption, sinking fund or similar obligation of us to redeem, repurchase or retire the shares of the Series E Preferred Stock. If we redeem the Series E Preferred Stock, the depositary will redeem a proportionate number of depositary shares. Neither the holders of the Series E Preferred Stock nor holders of depositary shares will have the right to require the redemption or repurchase of the Series E Preferred Stock.

Any redemption of the Series E Preferred Stock is subject to our receipt of any required prior approval by the Federal Reserve or other Appropriate Federal Banking Agency (defined below) and to the satisfaction of any conditions set forth in the capital rules or regulations of the Federal Reserve applicable to redemption of the Series E Preferred Stock.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of Associated Banc-Corp, holders of shares of Series E Preferred Stock are entitled to receive out of the assets of Associated Banc-Corp available for distribution to shareholders, before any distribution of assets is made to holders of our common stock or of any other shares of our stock ranking junior as to such a distribution to the Series E Preferred Stock, a liquidating distribution in the amount of the liquidation preference of $1,000 per share (equivalent to $25 per depositary share) plus the sum of any declared and unpaid dividends for dividend periods prior to the dividend period in which the liquidation distribution is made and any declared and unpaid dividends for the then current dividend period in which the liquidation distribution is made to the date of such liquidation distribution. Distributions will be made only to the extent of Associated Banc-Corp's assets that are available after satisfaction of all liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Series E Preferred Stock (pro rata as to the Series E Preferred Stock and any other shares of our stock ranking equally as to such distribution).

Voting Rights

Holders of depositary shares representing the Series E Preferred Stock will have no voting rights, except with respect to authorizing or increasing senior stock, certain changes in the terms of the Series E Preferred Stock and in the case of certain dividend non-payments and as required by law. See "Description of Series E Preferred Stock—Voting Rights" below. Holders of depositary shares must act through the depositary to exercise any voting rights, as described under "Description of Depositary Shares—Voting the Shares."

Ranking

Shares of the Series E Preferred Stock will rank senior to our common stock, equally with our Series C Preferred Stock (as defined below) and Series D Preferred Stock (as defined below), and at least equally with each other series of our preferred stock that we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series E Preferred Stock and any other class or series whose vote is required) with respect to the payment of dividends and distributions upon liquidation, dissolution or winding up. We will generally be able to pay dividends and distributions upon liquidation, dissolution or winding up only out of lawfully available assets for such payment (i.e., after taking account of all indebtedness and other non-equity claims). See "Description of Series E Preferred Stock—Ranking" below.

Maturity

The Series E Preferred Stock does not have a maturity date, and we are not required to redeem the Series E Preferred Stock. Accordingly, the Series E Preferred Stock will remain outstanding indefinitely, unless and until we decide to redeem it and we obtain any required regulatory approval.

Preemptive and Conversion Rights	Holders of Series E Preferred Stock will have no preemptive or conversion rights.
Book-Entry, Delivery and Form

Initially, the depositary shares will be represented by one or more permanent global certificates in definitive, fully registered form deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company, which we refer to as "DTC."

Listing

Application will be made to list the depositary shares on the New York Stock Exchange under the symbol "ASBPRE." If approved for listing, trading of the depositary shares on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the depositary shares.

Tax Considerations

For a discussion of the tax considerations relating to the Series E Preferred Stock and the depositary shares, see "Certain United States Federal Income Tax Considerations" in this prospectus supplement.

Use of Proceeds

We expect to receive net proceeds from this offering equal to approximately $97.3 million after deducting estimated expenses and underwriting discounts and commissions. We intend to use up to the entire net proceeds from this offering to repurchase shares of our common stock. Any net proceeds from this offering not used to repurchase common stock will be used for general corporate purposes.

Risk Factors

See "Risk Factors" and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in the depositary shares.

Depositary, Registrar, Transfer Agent and Paying Agent	Equiniti Trust Company

 Summary Financial Data

        The following table sets forth our summary financial data for the periods or as of the dates presented. We derived the summary statement of income data for each of the years in the five-year period ended December 31, 2017, and the summary balance sheet data as of and for each of the years in the five-year period ended December 31, 2017, from our audited consolidated financial statements including, in the case of income statement data for the years ended December 31, 2017, 2016 and 2015, and in the case of balance sheet data, as of December 31, 2017 and 2016, incorporated by reference herein. We derived the summary statement of income data for each of the six months ended June 30, 2018 and 2017, and the summary balance sheet data as of June 30, 2018 and 2017, from our unaudited consolidated financial statements incorporated by reference herein. The unaudited consolidated financial data include, in the opinion of management, all adjustments, consisting of only normal recurring adjustments, that management considers necessary for the fair presentation of the financial information set forth in those statements in accordance with accounting principles generally accepted in the United States of America. The historical results presented below are not necessarily indicative of financial results to be achieved in future periods, and the results for the six months ended June 30, 2018 and 2017 are not necessarily indicative of results to be expected for the full year 2018 or for any other period. You should read this information together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited and unaudited consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, incorporated by reference herein.

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
	(unaudited)		(Thousands, except per share amounts)
Interest income	$552,737	$424,389	$886,605	$791,568	$753,662	$736,745	$708,983
Interest expense	116,504	60,296	145,385	84,295	77,384	55,778	63,440

Net interest income	436,233	364,093	741,220	707,273	676,278	680,967	645,543
Provision for credit losses	4,000	21,000	26,000	70,000	37,500	16,000	10,100

Net interest income after provision for credit losses	432,233	343,093	715,220	637,273	638,778	664,967	635,443
Noninterest income	183,222	162,241	332,680	352,883	329,357	290,861	315,957
Noninterest expense	424,223	350,007	709,133	702,560	698,347	679,783	683,507

Income before income taxes	191,232	155,327	338,767	287,596	269,788	276,045	267,893
Income tax expense	32,583	41,074	109,503	87,322	81,487	85,536	79,201

Net income	158,648	114,253	229,264	200,274	188,301	190,509	188,692
Preferred stock dividends	4,668	4,669	9,347	8,903	7,155	5,002	5,158

Net income available to common equity	$153,980	$109,584	$219,917	$191,371	$181,146	$185,507	$183,534

Earnings per common share:
Basic	$0.92	$0.72	$1.45	$1.27	$1.20	$1.17	$1.10
Diluted	0.90	0.71	1.42	1.26	1.19	1.16	1.10
Cash dividends per share	0.30	0.24	0.50	0.45	0.41	0.37	0.33
Weighted average common shares outstanding:
Basic	167,096	151,196	150,877	148,769	149,350	157,286	165,584
Diluted	169,920	154,147	153,647	149,961	150,603	158,254	165,802

	As of June 30,		As of December 31,
	2018	2017	2017	2016	2015	2014	2013
	(unaudited)		(Thousands, except per share amounts)
Period-End Balances:
Loans	$22,976,786	$20,783,069	$20,784,991	$20,054,716	$18,714,343	$17,593,846	$15,896,261
Allowance for loan losses	252,601	281,101	265,880	278,335	274,264	266,302	268,315
Investment securities	6,863,898	5,942,865	6,326,299	5,953,762	6,135,644	5,801,267	5,425,795
Total assets	33,652,647	29,769,025	30,483,594	29,139,315	27,711,835	26,817,423	24,225,426
Deposits	23,816,314	21,618,180	22,785,962	21,888,448	21,007,665	18,763,504	17,267,167
Short and long-term funding	5,552,000	4,664,602	4,073,732	3,853,830	3,510,580	4,994,054	3,826,699
Stockholders' equity	3,770,244	3,191,502	3,237,443	3,091,312	2,937,246	2,800,251	2,891,290
Book value per common share	20.81	19.70	20.13	19.27	18.62	18.32	17.40
Tangible book value per common share	13.62	13.29	13.65	12.78	12.10	12.06	11.62

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
	(unaudited)		(Thousands, except per share amounts)
Average Balances:
Loans	$22,544,539	$20,298,599	$20,592,383	$19,650,667	$18,252,264	$16,838,994	$15,663,145
Investment securities	6,952,850	5,946,708	6,028,262	6,048,563	5,912,849	5,594,232	4,995,331
Earning assets	29,850,541	26,543,054	26,999,884	26,026,661	24,571,087	22,760,128	20,980,128
Total assets	32,804,377	28,990,773	29,485,733	28,506,112	27,019,216	25,109,997	23,303,644
Deposits	23,648,559	21,494,594	21,923,602	21,005,772	19,903,087	17,647,084	17,438,195
Interest-bearing liabilities	23,650,448	20,668,861	21,045,399	20,122,402	19,330,847	17,824,786	15,962,533
Stockholders' equity	3,629,692	3,144,380	3,172,634	3,022,962	2,895,158	2,871,932	2,892,312

Non-GAAP Financial Measures Reconciliation

	As of or for the Six Months Ended June 30,		As of or for the Years Ended December 31,
($ in thousands)	2018	2017	2017	2016	2015	2014	2013
Tangible Common Equity Reconciliation(a)
Common equity	$3,610,843	$3,031,573	$3,077,514	$2,931,383	$2,815,867	$2,740,524	$2,829,428
Goodwill and other intangible assets, net	(1,247,011)	(986,536)	(991,819)	(987,328)	(985,302)	(936,605)	(940,352)

Tangible common equity	$2,363,832	$2,045,037	$2,085,695	$1,944,055	$1,830,565	$1,803,919	$1,889,076

Tangible Assets Reconciliation(a)
Total Assets	$33,652,647	$29,769,025	$30,483,594	$29,139,315	$27,711,835	$26,817,423	$24,225,426
Goodwill and other intangible assets, net	(1,247,011)	(986,536)	(991,819)	(987,328)	(985,302)	(936,605)	(940,352)

Tangible assets	$32,405,635	$28,782,489	$29,491,775	$28,151,987	$26,726,533	$25,880,818	$23,285,074

Average Tangible Common Equity and Average Common Equity Tier 1 Reconciliation(a)(b)
Average common equity	$3,469,861	$2,984,451	$3,012,704	$2,888,579	$2,799,150	$2,810,872	$2,829,300
Average goodwill and other intangible assets, net	(1,171,917)	(986,980)	(988,073)	(988,406)	(982,454)	(938,472)	(942,472)

Average tangible common equity	2,297,945	1,997,471	2,024,631	1,900,173	1,816,696	1,872,400	1,886,828
Less: Accumulated other comprehensive income/loss	103,379	52,179	53,879	7,526	(9,059)	(1,651)	(2,712)
Less Deferred tax assets/deferred tax liabilities, net	38,165	31,242	30,949	32,692	25,960	(140)	(5,745)

Average common equity Tier 1	$2,439,489	$2,080,892	$2,109,459	$1,940,391	$1,833,597	$1,870,609	$1,878,371

Selected Equity and Performance Ratios(a)(b)
Return on average equity	8.81%	7.33%	7.23%	6.63%	6.50%	6.63%	6.52%
Return on average tangible common equity	13.51	11.06	10.86	10.07	9.97	9.91	9.73
Return on average common equity Tier 1	12.73	10.62	10.43	9.86	9.88	9.92	9.77
Return on average assets	0.98	0.79	0.78	0.70	0.70	0.76	0.81
Tangible common equity/tangible assets	7.29	7.11	7.07	6.91	6.85	6.97	8.11

(a)
The ratio tangible common equity to tangible assets excludes goodwill and other intangible assets, net, which is a non-GAAP financial measure. This financial measure has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.

(b)
The Federal Reserve establishes regulatory capital requirements, including well-capitalized standards for the Corporation. Prior to 2015, the regulatory capital requirements effective for the Corporation followed Basel I. Beginning January 1, 2015, the regulatory capital requirements effective for the Corporation follow Basel III, subject to certain transition provisions. These regulatory capital measurements are used by management, regulators, investors, and analysts to assess, monitor and compare the quality and composition of our capital with the capital of other financial services companies.

Ratio of Earnings to Fixed Charges and Preferred Stock Dividends

        Our consolidated ratios of earnings to fixed charges and preferred stock dividends for each of the five years indicated below and for the six months ended June 30, 2018 and 2017 are as follows:

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends:
Excluding interest on deposits	4.60	6.36	6.25	7.11	5.72	8.11	7.32
Including interest on deposits	2.51	3.28	3.10	3.90	3.96	5.21	4.61

        For the purpose of computing the above ratios, earnings consist of income before income taxes and fixed charges, less preferred stock dividends and accretion. Fixed charges and preferred stock dividends, excluding interest on deposits, include interest expense on debt (including the amortization of premiums and discounts) and the portion of rents representative of the interest factor and preferred stock dividends and accretion. Fixed charges and preferred stock dividends, including interest on deposits, include interest expense on debt and deposits (including the amortization of premiums and discounts), the portion of rents representative of the interest factor, and preferred stock dividends and accretion.

Risk Factors

        Investing in the depositary shares involves risks, including the risks described below that are specific to the depositary shares and Series E Preferred Stock and those that could affect us and our business. You should not purchase depositary shares unless you understand these investment risks. Please be aware that other risks may prove to be important in the future. New risks may emerge at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial performance. Before purchasing any depositary shares, you should carefully consider the following discussion of risks and the other information in this prospectus supplement and the accompanying prospectus, and carefully read the risks described in the documents incorporated by reference in this prospectus supplement, including those set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Reports on Form 10-Q and in our subsequent filings with the SEC under the Exchange Act, as such discussion may be amended or updated in other reports filed by us with the SEC.

You are making an investment decision about both the depositary shares and the Series E Preferred Stock.

        As described in this prospectus supplement, we are issuing depositary shares representing fractional interests in shares of our Series E Preferred Stock. Accordingly, the depositary will rely solely on the payments it receives from us on the Series E Preferred Stock to fund all payments on the depositary shares. You should carefully review the information in this prospectus supplement and the accompanying prospectus regarding both of these securities, as the terms of the Series E Preferred Stock govern your rights to payments on the depositary shares.

The depositary shares are not rated investment grade by all of the ratings agencies and are subject to the risks associated with non-investment grade securities.

        The depositary shares, upon issuance, will not be rated investment grade by all of the ratings agencies, and as such will be subject to a higher risk of price volatility than similar, higher-rated securities. Furthermore, increases in leverage or deteriorating outlooks for an issuer, or volatile markets, could lead to a significant deterioration in market prices of below-investment grade rated securities.

The Series E Preferred Stock is equity and is subordinate to our existing and future indebtedness.

        The shares of Series E Preferred Stock are equity interests in Associated Banc-Corp and do not constitute indebtedness. As such, claims of holders of the depositary shares, which represent proportional fractional interests in the shares of Series E Preferred Stock, will rank junior to all of our indebtedness and other non-equity claims against us and our assets available to satisfy claims against us, including in the event of our liquidation. Our existing and future indebtedness may also restrict payment of dividends on the Series E Preferred Stock. In addition, the Series E Preferred Stock will effectively be subordinated to all existing and future liabilities and obligations of our subsidiaries as our right to participate in any distribution of assets of any of our subsidiaries, including upon the subsidiary's liquidation, will be subject to the prior claims of creditors of that subsidiary, except to the extent that any of our claims as a creditor of such subsidiary may be recognized. Further, the Series E Preferred Stock places no restrictions on the ability of our subsidiaries to incur additional indebtedness.

        Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of preferred stock like the Series E Preferred Stock (i) dividends are payable only if declared by our board of directors or a duly authorized committee of our board and (ii) as a corporation, we are subject to restrictions on payments of dividends and redemption price out of lawfully available funds.

        Also, as a bank holding company, our ability to declare and pay dividends and redeem the Series E Preferred Stock is dependent on certain federal regulatory considerations, including the rules of the Federal Reserve regarding capital adequacy and its rules and regulations regarding dividends. In particular, the Federal Reserve's revised Basel III-based capital rules that became effective for us on January 1, 2015 impose on banks and bank holding companies the need to maintain more and higher quality regulatory capital than has historically been the case. Such provisions could adversely affect our ability to pay dividends or may result in additional limitations on our ability to pay dividends or redeem our Series E Preferred Stock.

        Further, the Series E Preferred Stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions.

Dividends on the Series E Preferred Stock underlying the depositary shares are discretionary and non-cumulative.

        Dividends on the Series E Preferred Stock are non-cumulative. Consequently, if our board of directors does not authorize and declare a dividend for any dividend period, holders of depositary shares would not be entitled to receive any such dividend, and any such undeclared and unpaid dividend will not accrue or be payable. We will have no obligation to pay dividends for a dividend period after the dividend payment date for that period if our board of directors has not declared such dividend before the related dividend payment date, whether or not dividends are declared for any subsequent dividend period with respect to the Series E Preferred Stock or any other preferred stock we may issue.

Our ability to pay dividends depends upon the results of operations of our subsidiaries and bank regulatory approvals.

        We are a holding company and conduct substantially all of our operations through subsidiaries. As a result, our ability to make dividend payments on the Series E Preferred Stock will depend primarily upon the receipt of dividends and other distributions from our subsidiaries. Various legal limitations restrict the extent to which our subsidiaries may extend credit, pay dividends or other funds or otherwise engage in transactions with us or some of our other subsidiaries.

Investors should not expect us to redeem the Series E Preferred Stock on the date it becomes redeemable or on any particular date afterwards.

        The Series E Preferred Stock is a perpetual equity security, and as such, it has no maturity or mandatory redemption date and is not redeemable at the option of investors, including the holders of depositary shares offered by this prospectus supplement. By its terms, the Series E Preferred Stock may be redeemed by us at our option (i) either in whole or in part, from time to time, on any dividend payment date on or after the dividend payment date occurring on December 15, 2023, or (ii) in whole but not in part, at any time within 90 days following a regulatory capital treatment event. Any decision we may make at any time to propose a redemption of the Series E Preferred Stock will depend upon, among other things, our evaluation of our capital position, including for bank regulatory capital ratio purposes, the composition of our stockholders' equity and general market conditions at that time. Our right to redeem the Series E Preferred Stock is subject to an important limitation. Under the Federal Reserve's current risk-based capital rules applicable to bank holding companies, any redemption of the Series E Preferred Stock is subject to prior approval of the Federal Reserve. There can be no assurance that the Federal Reserve will approve any redemption of the Series E Preferred Stock that we may propose.

        There also can be no assurance that, if we requested to redeem the Series E Preferred Stock without issuing securities that qualify as common equity Tier 1 capital or additional Tier 1 capital instruments, the Federal Reserve will authorize the redemption. In such case, under such current rules and regulations, we must demonstrate that we will continue to hold capital commensurate with our risk to the satisfaction of the Federal Reserve. We currently understand that the factors that the Federal Reserve will consider in evaluating a requested redemption, or a request that we be permitted to redeem the Series E Preferred Stock without replacing it with common equity Tier 1 capital or additional Tier 1 capital instruments, may include an evaluation of the overall level and quality of our then applicable capital components, considered in light of our then applicable risk exposures, earnings and growth strategy, and other supervisory considerations, although the Federal Reserve may change these factors at any time. The factors may also include, among other things, the bank holding company's ability to meet and exceed minimum regulatory capital ratios under stressed scenarios, its expected sources and uses of capital over the planning horizon (generally a period of two years) under baseline and stressed scenarios, and any potential impact of changes to its business plan and activities on its capital adequacy and liquidity, although the Federal Reserve may change these factors at any time.

        If the Series E Preferred Stock is redeemed, the corresponding redemption of the depositary shares would be a taxable event to you. In addition, you might not be able to reinvest the money you receive upon redemption of the depositary shares in a similar security or at a similar yield.

The Series E Preferred Stock and the related depositary shares may not have an active trading market.

        The Series E Preferred Stock and the related depositary shares are new issues with no established trading market. Although we plan to apply to have the depositary shares listed on the New York Stock Exchange, there is no guarantee that we will be able to list the depositary shares. Even if the depositary shares are listed, in light of the relatively small number of shares in this offering, of which approximately 31% have been sold to our executive officers, directors and other affiliates, there may be little or no secondary market for the depositary shares. Even if a secondary market for the depositary shares develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. As a result, the difference between bid and asked prices in any secondary market could be substantial. Further, because the shares of Series E Preferred Stock do not have a stated maturity date, investors seeking liquidity in the depositary shares will be limited to selling their depositary shares in the secondary market. We do not expect that there will be any separate public trading market for the shares of the Series E Preferred Stock except as represented by the depositary shares.

General market conditions and unpredictable factors could adversely affect the market price for the depositary shares.

        There can be no assurance about the market price for the depositary shares. Several factors, many of which are beyond our control, will influence the market price of the depositary shares. Factors that might influence the market price of the depositary shares include:

  •
  whether we declare or fail to declare dividends on the Series E Preferred Stock from time to time;

  •
  our operating performance, financial condition and prospects, or the operating performance, financial condition and prospects of our competitors;

  •
  our creditworthiness;

  •
  the ratings given to our securities by ratings agencies, including the ratings given to the depositary shares;

  •
  prevailing interest rates;

  •
  developments in the credit, mortgage and housing markets, the markets for securities relating to mortgages or housing and developments with respect to financial institutions generally;

  •
  the market for similar securities; and

  •
  economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets generally.

        Accordingly, the depositary shares that an investor purchases, whether in this offering or in the secondary market, may trade at a discount to their cost.

Holders of Series E Preferred Stock will have limited voting rights.

        Holders of the Series E Preferred Stock and, accordingly, holders of depositary shares have no voting rights with respect to matters that generally require the approval of voting shareholders, except as required by law. Holders will have limited voting rights in the event of non-payments of dividends under certain circumstances and with respect to certain fundamental changes in the terms of the Series E Preferred Stock, certain other matters or as otherwise required by law, as described under "Description of Series E Preferred Stock—Voting Rights." Holders of depositary shares would instruct the depositary how to vote in such circumstances.

We may issue additional depositary shares, shares of Series E Preferred Stock, securities convertible or exchangeable for Series E Preferred Stock or a new series of preferred stock that ranks equally with the Series E Preferred Stock, and thereby materially and adversely affect the price of the depositary shares and the Series E Preferred Stock.

        We are not restricted from authorizing or issuing additional depositary shares, shares of Series E Preferred Stock, securities convertible or exchangeable for Series E Preferred Stock, or a new series of preferred stock that ranks equally with the Series E Preferred Stock. We have no obligation to consider the interest of the holders of the Series E Preferred Stock or the depositary shares representing the Series E Preferred Stock in engaging in any such offering or transaction. If we issue such additional securities, it may materially and adversely affect the price of the depositary shares and/or Series E Preferred Stock. We may not issue shares ranking senior to the Series E Preferred Stock represented by the depositary shares as to dividend rights or distributions upon our liquidation without the approval of holders of at least two-thirds of the outstanding aggregate liquidation preference of the Series E Preferred Stock represented by the depositary shares and the other outstanding series of preferred stock ranking equally with the Series E Preferred Stock represented by the depositary shares with similar voting rights, voting as a single class.

U.S. corporate holders of depositary shares may be unable to use the dividends received deduction.

        Payments on the Series E Preferred Stock underlying the depositary shares will be treated as dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits, and may be eligible for the dividends received deduction if paid to corporate U.S. holders. Any payments on the depositary shares in excess of our current and accumulated earnings and profits will be treated first as a return of capital reducing holders' tax basis in the Series E Preferred Stock, and then as gain from the sale or exchange of the Series E Preferred Stock. A reduction in the basis of the Series E Preferred Stock would increase any gain or reduce any loss realized on the subsequent sale, redemption or other disposition of the Series E Preferred Stock. Any payments on the Series E Preferred Stock treated as a return of capital, or any gain recognized by a corporate U.S. holder on the deemed or actual sale or exchange of the Series E Preferred Stock, would not be eligible for the dividends received deduction.

        Although we presently have accumulated earnings and profits, we may not have sufficient current or accumulated earnings and profits during future fiscal years for the distributions on the Series E Preferred Stock underlying the depositary shares to qualify as dividends for U.S. federal income tax purposes. If any distributions on the shares of Series E Preferred Stock underlying the depositary shares with respect to any fiscal year are not eligible for the dividends received deduction because of insufficient current or accumulated earnings and profits, the market value of the depositary shares may decline.

Use of Proceeds

        We expect to receive net proceeds from this offering equal to approximately $97.3 million after deducting estimated expenses and underwriting discounts and commissions. We intend to use up to the entire net proceeds of the offering to repurchase shares of our common stock. Any net proceeds from this offering not used to repurchase common stock will be used for general corporate purposes.

        On September 18, 2018, the Corporation's Board of Directors authorized the repurchase of up to $200 million of our common stock. This repurchase authorization is in addition to the previously authorized repurchases. There remains approximately $39 million under the previous authorizations, such that there is now approximately $239 million authorized in the aggregate. Repurchases under such authorizations are subject to regulatory limitations and may occur from time to time in open market purchases, block transactions, private transactions, accelerated share repurchases, or similar facilities.

 Capitalization

        The following table sets forth, on a consolidated basis, our capitalization as of June 30, 2018 on an actual basis and as adjusted to give effect to this offering. You should read the following table together with our consolidated financial statements and notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of June 30, 2018
	Actual	As Adjusted for Depositary Share Issuance
	(Unaudited)	(Unaudited)
	(Dollars in thousands)
Liabilities and Stockholders' Equity
Noninterest-bearing demand deposits	$5,341,361	$5,341,361
Interest-bearing deposits	18,474,953	18,474,953
Total deposits	23,816,314	23,816,314
Short-term funding	626,524	626,524
Long-term funding	4,925,476	4,925,476
Trading liabilities	131,612	131,612
Accrued expenses and other liabilities	382,476	382,476
Total liabilities	$29,882,403	$29,882,403
Stockholders' equity
Preferred equity	$159,401	$256,729
Common stock	1,751	1,751
Surplus	1,828,965	1,828,965
Retained earnings	1,920,579	1,920,579
Accumulated other comprehensive loss	(119,888)	(119,888)
Treasury stock, cost	(20,564)	(20,564)
Total stockholders' equity	$3,770,244	$3,867,572
Total liabilities and stockholders' equity	$33,652,647	$33,749,975
Capital Adequacy
Common equity tier 1 capital ratio	10.51%	10.51%
Tier 1 capital ratio	11.17%	11.57%
Total capital ratio	13.36%	13.76%
Tier 1 leverage ratio	8.32%	8.62%

Description of Series E Preferred Stock

        The depositary will be the sole holder of the 5.875% Non-Cumulative Perpetual Preferred Stock, Series E, with a liquidation preference of $1,000 per share (equivalent to $25 per depositary share) (the "Series E Preferred Stock" or the "Shares"), as described under "Description of Depositary Shares" below, and all references in this prospectus supplement to the holders of the Shares shall mean the depositary. However, the holders of the depositary shares representing the Shares will be entitled, through the depositary, to exercise the rights and preferences of the holders of the Shares, as described under "Description of Depositary Shares."

        The following is a brief description of the terms of the Shares, which does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our amended and restated articles of incorporation, including our articles of amendment with respect to the Shares, copies of which are available upon request from us, and the applicable provisions of the Wisconsin Business Corporation Law and federal law governing bank holding companies.

General

        The Shares represent a single series of our authorized preferred stock. Under our amended and restated articles of incorporation, we have authority to issue up to 750,000 shares of preferred stock with a par value of $1.00 per share. We previously issued 65,000 shares of our 6.125% Non-Cumulative Perpetual Preferred Stock, Series C, par value of $1.00, with a liquidation preference of $1,000 per share ("Series C Preferred Stock"), 65,000 of which are outstanding as of the date of this prospectus supplement, and 100,000 shares of our 5.375% Non-Cumulative Perpetual Preferred Stock, Series D, par value of $1.00, with a liquidation preference of $1,000 per share ("Series D Preferred Stock"), 99,458 of which are outstanding as of the date of this prospectus supplement.

        At this time, we are offering depositary shares representing the 100,000 newly-issued Shares. The Shares, upon issuance against full payment of the purchase price for the depositary shares, will be fully paid and nonassessable. The depositary will be the sole holder of the Shares. The holders of depositary shares will be required to exercise their proportional rights in the Shares through the depositary, as described in "Description of Depositary Shares."

        Each holder of Shares will be entitled to receive cash dividends only when, as and if declared out of assets legally available for payment in respect of the Shares by our board of directors or a duly authorized committee of the board in their sole discretion. As described below under "Dividends," dividends will not be cumulative. If we do not declare dividends or do not pay dividends in full on the Shares on any date on which dividends are due, then these undeclared and unpaid dividends will not cumulate, accrue or be payable.

        Prior to the issuance of the Shares, we will have filed articles of amendment to our articles of incorporation with respect to the Shares with the State of Wisconsin Department of Financial Institutions. When issued, the Shares will have a stated liquidation preference of $1,000 per share (equivalent to $25 per depositary share). If we liquidate, dissolve or wind up our business and affairs, holders of Shares will be entitled to receive, out of our assets that are available for distribution to shareholders, an amount per Share equal to the liquidation preference per Share plus an amount with respect to dividends as and to the extent described below under "—Liquidation Rights."

        The Shares will not be convertible into, or exchangeable for, shares of our common stock or any other class or series of our stock or other securities. The Shares will not be subject to any sinking fund or any other obligation of us to redeem or repurchase the Shares.

Ranking

        The Shares will rank, as to the payment of dividends and the amounts to be paid upon liquidation, dissolution or winding up, senior to our common stock and any other class or series of shares ranking junior to the Shares. The Shares will rank equally with our Series C Preferred Stock and Series D Preferred Stock, and at least equally with any other series of preferred stock ranking equal to the Shares as to payment of dividends or the amounts to be paid upon liquidation, dissolution or winding up, as applicable.

        During any Dividend Period (as defined below), so long as any Shares remain outstanding, unless (a) the full dividends for the then-current Dividend Period on all outstanding Shares have been paid, or declared and funds set aside therefor and (b) we are not in default on our obligation to redeem any Shares that have been called for redemption as described below under "—Redemption":

  •
  no dividend whatsoever may be paid or declared on our common stock or other junior stock, other than a dividend payable solely in junior stock; and

  •
  no common stock or other junior stock may be purchased, redeemed or otherwise acquired for consideration by us.

        On any Dividend Payment Date (as defined below) for which full dividends are not paid, or declared and funds set aside therefor, upon the Shares and other equity securities designated as ranking on parity with the Shares as to payment of dividends ("dividend parity stock"), all dividends paid or declared for payment on that Dividend Payment Date with respect to the Shares and the dividend parity stock shall be shared:

  •
  first, ratably by the holders of any such shares, if any, who have the right to receive dividends with respect to Dividend Periods prior to the then-current Dividend Period, in proportion to the respective amounts of the declared and unpaid dividends and the undeclared and unpaid dividends relating to prior Dividend Periods; and

  •
  thereafter by the holders of the Shares and dividend parity stock on a pro rata basis.

        We have agreed, in the articles of amendment to our amended and restated articles of incorporation establishing the terms of the Shares, not to issue preferred stock having dividend payment dates that are not also Dividend Payment Dates for the Shares.

        Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) may be declared and paid on our common stock and any other stock ranking equally with or junior to the Shares from time to time out of any funds legally available for such payment, and the Shares shall not be entitled to participate in any such dividend.

Dividends

  General

        Dividends on the Shares will not be mandatory. Holders of Shares, in preference to the holders of our common stock and of any other shares of our stock ranking junior to the Shares as to payment of dividends, will be entitled to receive, only when, as and if declared by our board of directors or a duly authorized committee of the board, and only out of assets legally available for the payment of dividends under Wisconsin law, non-cumulative cash dividends at a rate per annum equal to 5.875%, applied to the stated liquidation preference of $1,000 per share (equivalent to $25 per depositary share).

        Dividends on the Shares will be payable quarterly in arrears on the 15th day of March, June, September and December of each year, commencing on December 15, 2018 (each, a "Dividend

Payment Date"), with respect to the Dividend Period, or portion thereof, ending on the day preceding the respective Dividend Payment Date. A "Dividend Period" means each period commencing on (and including) a Dividend Payment Date and continuing to (but not including) the next succeeding Dividend Payment Date, except that the first Dividend Period for the initial issuance of Shares will commence upon (and include) the date of original issuance of the Shares. If additional Shares are issued at a future date, the first Dividend Period for such Shares will commence upon (and include) (i) the date of issue, if issued on a Dividend Payment Date, or (ii) otherwise, the most recent Dividend Payment Date preceding the date of issue of such share. We will not issue such additional depositary shares unless such shares are fungible for U.S. federal income tax purposes with the Series E Preferred Stock offered hereby.

        Dividends will be paid to holders of record on the 15th calendar date (whether or not a Business Day) before such Dividend Payment Date or such other record date not more than 60 days nor less than 10 days preceding such Dividend Payment Date and fixed for that purpose by our board of directors or a committee thereof in advance of payment of each particular dividend. The corresponding record dates for the depositary shares will be the same as the record dates for the Shares.

        The dividend payable per Share for any Dividend Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. If a Dividend Payment Date is not a Business Day, the applicable dividend will be paid on the first Business Day following that day without adjustment. As used in this section, "Business Day" means each weekday on which banking institutions in the City of New York are not authorized or obligated by law, regulation or executive order to close.

        Dividends on shares of the Series E Preferred Stock will not be cumulative and will not be mandatory. If our board of directors (or a duly authorized committee of the board) does not declare a dividend on the Series E Preferred Stock in respect of a Dividend Period, then no dividend will be deemed to have accrued for such Dividend Period, be payable on the related Dividend Payment Date, or accumulate, and we will have no obligation to pay any dividend accrued for such Dividend Period, whether or not our board of directors (or a duly authorized committee of the board) declares a dividend on the Series E Preferred Stock or any other series of our preferred stock or on our common stock for any future Dividend Period. References to the "accrual" (or similar terms) of dividends in this prospectus supplement refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.

        We are subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums, and dividends on the Shares will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with laws or regulations applicable thereto, including applicable capital adequacy rules and regulations. The Federal Reserve (including any successor bank regulatory authority that may become our Appropriate Federal Banking Agency), as defined below, is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, we are subject to Wisconsin state laws relating to the payment of dividends.

Redemption

  Optional Redemption

        The Shares are not subject to any mandatory redemption, sinking fund or other similar provisions. However, the Shares may be redeemed on or after December 15, 2023 ("Optional Redemption"). On that date or on any Dividend Payment Date thereafter, the Shares may be redeemed from time to time, in whole or in part, at our option, subject to the approval of the Appropriate Federal Banking Agency, at the cash redemption price provided below. Dividends will not accrue on those Shares on and after the redemption date. Neither the holders of Shares nor the holders of the related depositary shares have the right to require the redemption or repurchase of the Shares.

  Redemption Following a Regulatory Capital Event

        We may redeem the Shares at any time within 90 days following a regulatory capital treatment event, in whole but not in part, at our option, subject to the approval of the Federal Reserve or other Appropriate Federal Banking Agency, at the cash redemption price provided below ("Regulatory Event Redemption"). A "regulatory capital treatment event" means our good faith determination that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the Shares (the "Issue Date"); (ii) any proposed change in those laws or regulations that is announced after the Issue Date; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the Issue Date, there is more than an insubstantial risk that we will not be entitled to treat the stated liquidation preference value of the Shares then outstanding as "Tier 1 Capital" (or its equivalent) for purposes of the capital adequacy rules or regulations of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor Appropriate Federal Banking Agency), as then in effect and applicable, for as long as any Share is outstanding. Dividends will not accrue on those Shares on and after the redemption date. "Appropriate Federal Banking Agency" means the "appropriate federal banking agency" with respect to us as defined in Section (3)(q) of the Federal Deposit Insurance Act.

  Redemption Price

        The redemption price for any redemption of Shares, whether an Optional Redemption or Regulatory Event Redemption, will be equal to $1,000 per Share (equivalent to $25 per depositary share) plus (a) in the case of an Optional Redemption, the sum of any declared and unpaid dividends for any prior Dividend Periods to the redemption date, without accumulation of any undeclared dividends, or (b) in the case of a Regulatory Event Redemption, the sum of any declared and unpaid dividends for any prior Dividend Periods and accrued but unpaid and undeclared dividends for the then-current Dividend Period to but excluding the date of redemption. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the dividend record date for a Dividend Period will not be paid to the holder entitled to receive the redemption price on the redemption date, but rather will be paid to the holder of record of the redeemed shares on such dividend record date relating to the Dividend Payment Date.

  Redemption Procedures

        If Shares are to be redeemed, we will provide notice by first class mail, postage prepaid, addressed to the holders of record of the Shares to be redeemed, mailed not less than 30 days and not more than 60 days before the date fixed for redemption thereof (provided, however, that if the Shares or the depositary shares representing the Shares are held in book-entry form through The Depository Trust Company, or "DTC," we may give this notice in any manner permitted by DTC). Any notice mailed or otherwise given as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives this notice, and failure duly to give this notice by mail or otherwise, or any defect in this notice or in the mailing or provision of this notice, to any holder of Shares designated for redemption will not affect the redemption of any other Shares. Each notice of redemption will include a statement setting forth:

  •
  the redemption date;

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  the number of Shares to be redeemed and, if less than all the Shares held by the holder are to be redeemed, the number of Shares to be redeemed from the holder;

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  the redemption price; and

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  the place or places where the Shares are to be surrendered for payment of the redemption price.

        If notice of redemption of any Shares has been duly given and if the funds necessary for the redemption have been set aside by us for the benefit of the holders of any Shares so called for redemption, then, on and after the redemption date, those Shares will no longer be deemed outstanding and all rights of the holders of those Shares (including the right to receive any dividends) will terminate, except the right to receive the redemption price.

        In the case of any redemption of only part of the Shares at the time outstanding, the Shares to be redeemed will be selected either pro rata or by lot. Subject to the provisions hereof, the board of directors will have the full power and authority to prescribe the terms and conditions upon which Shares shall be redeemed from time to time.

        Under the Federal Reserve's current risk-based capital rules applicable to bank holding companies, any redemption of the Shares is subject to prior approval by the Federal Reserve. See "Risk Factors—Investors should not expect us to redeem the Series E Preferred Stock on the date it becomes redeemable or on any particular date afterwards" in this prospectus supplement. Any redemption of the Shares is subject to our receipt of any required prior approval by the Federal Reserve and to the satisfaction of any conditions set forth in the capital rules or regulations of the Federal Reserve applicable to the redemption of the Shares.

        Neither the holders of the Shares nor the holders of the related depositary shares have the right to require the redemption or repurchase of the Shares.

Liquidation Rights

        In the event that we liquidate, dissolve or wind up our business and affairs, either voluntarily or involuntarily, holders of Shares will be entitled to receive an amount per Share (the "Total Liquidation Amount") equal to a stated amount of $1,000 per Share (equivalent to $25 per depositary share) plus (i) the sum of any declared and unpaid dividends for Dividend Periods prior to the dividend period in which the liquidation distribution is made and declared and, (ii) if applicable, a portion of any declared and unpaid dividends for the then-current Dividend Period in which the liquidation distribution is made, pro-rated for the number of days in such Dividend Period prior to the date of such liquidation distribution. Holders of the Shares will be entitled to receive the Total Liquidation Amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other class or series of shares ranking junior to the Shares with respect to that distribution.

        If our assets are not sufficient to pay the Total Liquidation Amount in full to all holders of Shares and all holders of any shares of our stock having the same rank as the Shares with respect to any such distribution, the amounts paid to the holders of Shares and such other shares will be paid pro rata in accordance with the respective Total Liquidation Amount to which those holders are entitled. If the Total Liquidation Amount per Share has been paid in full to all holders of Shares and the liquidation preference of any other shares having the same rank as the Shares has been paid in full, the holders of our common stock or any other shares ranking, as to such distribution, junior to the Shares will be entitled to receive all of our remaining assets according to their respective rights and preferences.

        For purposes of the liquidation rights, neither the sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other entity or by another entity with or into us will constitute a liquidation, dissolution or winding up of our business or affairs.

        Because we are a holding company, our rights and the rights of our creditors and our shareholders, including the holders of the Shares, to participate in the assets of any of our subsidiaries upon that subsidiary's liquidation or recapitalization may be subject to the prior claims of that subsidiary's creditors, except to the extent that we are a creditor with recognized claims against the subsidiary.

Voting Rights

        The holders of Shares will not have any voting rights and will not be entitled to elect any directors, except as indicated below or otherwise specifically required by law. Each holder of Shares will have one vote per Share (or one vote per 40 depositary shares) on any matter on which holders of Shares are entitled to vote, including any action by written consent.

        Under regulations adopted by the Federal Reserve, if the holders of shares of any series of our preferred stock, including the Series E Preferred Stock, become entitled to vote for the election of directors, such series may then be deemed a "class of voting securities" and a holder of 25% or more of such series (or a holder of 5% or more if the holder otherwise exercises a "controlling influence") may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act. In addition, at such time as such series is deemed a class of voting securities, (i) any other bank holding company may be required to obtain the approval of the Federal Reserve to acquire or retain 5% or more of such series, and (ii) any person other than a bank holding company may be required to file with the Federal Reserve under the Change in Bank Control Act, a federal law, to acquire or retain 10% or more of such series.

  Right to Elect Two Directors Upon Non-Payment of Dividends

        If and whenever the dividends on the Shares and any other class or series of our stock that ranks on parity with Shares as to payment of dividends and that has voting rights equivalent to those described in this paragraph ("voting parity stock") have not been declared and paid (i) in the case of the Shares and any voting parity stock bearing non-cumulative dividends, in full for at least six quarterly dividend periods or their equivalent (whether or not consecutive) or (ii) in the case of voting parity stock bearing cumulative dividends, in an aggregate amount equal to full dividends for at least six quarterly dividend periods or their equivalent (whether or not consecutive), the authorized number of our directors then constituting our board of directors will automatically be increased by two. Holders of Shares, together with the holders of all other affected classes and series of voting parity stock, voting as a single class, will be entitled to elect the two additional members of our board of directors (the "Preferred Stock Directors") at any annual meeting of shareholders or any special meeting of the holders of Shares and any voting parity stock for which dividends have not been paid, called as provided below, but only if the election of any Preferred Stock Directors would not cause us to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. In addition, our board of directors shall at no time have more than two Preferred Stock Directors.

        At any time after this voting power has vested as described above, our Secretary may, and upon the written request of holders of record of at least 20% of the outstanding Shares and voting parity stock (addressed to the Secretary at our principal office) must, call a special meeting of the holders of Shares and voting parity stock for the election of the Preferred Stock Directors. Notice for a special meeting will be given in a similar manner to that provided in our by-laws for a special meeting of the shareholders, which we will provide upon request, or as required by law. If our Secretary is required to call a meeting but does not do so within 20 days after receipt of any such request, then any holder of

Shares may (at our expense) call such meeting, upon notice as provided in this section, and for that purpose will have access to our stock books.

        The Preferred Stock Directors elected at any such special meeting will hold office until the next annual meeting of our shareholders unless they have been previously terminated as described below. In case any vacancy occurs among the Preferred Stock Directors, a successor will be elected by our board of directors to serve until the next annual meeting of the shareholders upon the nomination of the then remaining Preferred Stock Director or, if no Preferred Stock Director remains in office, by the vote of the holders of record of a majority of the outstanding Shares and voting parity stock, voting as a single class. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

        Whenever full dividends have been paid on the Shares and any non-cumulative voting parity stock for at least one year and all dividends on any cumulative voting parity stock have been paid in full, then the right of the holders of Shares to elect the Preferred Stock Directors will cease (but subject always to the same provisions for the vesting of these voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods), the terms of office of all Preferred Stock Directors will immediately terminate and the number of directors constituting our board of directors will be reduced accordingly.

  Other Voting Rights

        So long as any Shares remain outstanding, the affirmative vote of the holders of at least two-thirds of the Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), will be required to:

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  authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized shares of capital stock into Shares; or

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  amend, alter or repeal the provisions of our amended and restated articles of incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Shares or the holders thereof;

provided, however, that with respect to the occurrence of any event set forth in the second bullet point above, so long as any Shares remain outstanding with the terms thereof materially unchanged or new shares of the surviving corporation or entity are issued with the same terms as the Shares, in each case taking into account that upon the occurrence of this event we may not be the surviving entity, the occurrence of any such event shall not be deemed to materially and adversely affect any right, preference, privilege or voting power of the Shares or the holders thereof, and provided, further, that any increase in the amount of our authorized common stock or preferred stock or the creation or issuance of any other series of common stock or other equity securities ranking on a parity with or junior to the Shares with respect to payment of dividends (whether such dividends are cumulative or non-cumulative) or the distribution of assets upon liquidation, dissolution or winding up and any change to the number of directors or number of classes of directors shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

        Under the Wisconsin Business Corporation Law, the vote of the holders of a majority of the outstanding Shares, voting as a separate voting group, is required for:

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  certain amendments to the articles of incorporation impacting the Shares;

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  the approval of any dividend payable in Shares to holders of shares of another class or series of our stock;

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  the approval of any proposed share exchange that includes Shares; or

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  the approval of any plan of merger if the plan of merger contains a provision that, if contained in a proposed amendment to the articles of incorporation, would require shareholder action on the proposed amendment.

        Further, in the case of any merger where we are the surviving corporation, the right of holders of the Shares to vote separately as a group on a plan of merger does not apply if:

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  the articles of incorporation of the surviving corporation will not differ, with certain exceptions, from our articles of incorporation as in effect prior to the merger;

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  each shareholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitation, and relative rights, immediately after the merger; and

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  the number of voting shares outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights or warrants issued pursuant to the merger, will not exceed by more than 20% the total number of voting shares of the surviving corporation outstanding immediately after the merger.

        The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required, all outstanding Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of Shares to effect the redemption.

Depositary, Transfer Agent, Registrar and Paying Agent

        Equiniti Trust Company will act as depositary, transfer agent, registrar and paying agent for the Shares.

Description of Depositary Shares

        Please note that in this prospectus supplement, references to "holders" of depositary shares mean those who own depositary shares registered in their own names, on the books that we maintain or the depositary maintains for this purpose, and not indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through The Depository Trust Company.

        The following is a brief description of the terms of the depositary shares representing the Shares, which does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our amended and restated articles of incorporation, including our articles of amendment with respect to the Shares, copies of which are available upon request from us, and the applicable provisions of the Wisconsin Business Corporation Law and federal law governing bank holding companies.

General

        We are issuing depositary shares representing proportional fractional interests in the Shares. Each depositary share represents a 1/40th ownership interest in one Share, and will be evidenced by a depositary receipt. We will deposit the underlying Shares with a depositary pursuant to a deposit agreement among us, Equiniti Trust Company, acting as depositary, and the holders from time to time of the depositary receipts evidencing the depositary shares. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a Share represented by that depositary share, to all the rights and preferences of the Shares represented thereby (including dividend, voting, redemption and liquidation rights).

        Immediately following the issuance of the Shares, we will deposit the Shares with the depositary, which will then issue the depositary shares to the underwriters. Copies of the forms of deposit agreement and the depositary receipt may be obtained from us upon request and in the manner described in the "Where You Can Find More Information" section of this prospectus supplement.

Dividends and Other Distributions

        Each dividend payable on a depositary share will be in an amount equal to 1/40th of the dividend declared and payable on the related Share.

        The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Shares to the record holders of depositary shares relating to the underlying Shares in proportion to the number of depositary shares held by the holders. If we make a distribution other than in cash, the depositary will distribute any property received by it to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they hold.

        Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Shares.

        The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges. The depositary may refuse to make any payment or distribution, or any transfer, exchange or withdrawal of any depositary shares or the Shares until such taxes or other governmental charges are paid.

Redemption of Depositary Shares

        If we redeem the Shares represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Shares held by the depositary. The redemption price per depositary share will be equal to 1/40th of the redemption price per share payable with respect to the Shares (or $25 per depositary share plus dividends as applicable).

        Whenever we redeem Shares held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the Shares so redeemed. If we redeem less than all of the outstanding depositary shares, the depositary will select the depositary shares to be redeemed pro rata or by lot. In any such case, we will redeem depositary shares only in increments of 40 depositary shares and any integral multiple thereof. The depositary will mail notice of redemption to record holders of depositary receipts not less than 30 days and not more than 60 days before the date fixed for redemption of the Shares and the related depositary shares. If the depositary shares are represented by a global depositary receipt as described below under the caption "—Book-Entry Issuance, Delivery and Form," notice will be given in accordance with the procedures of DTC.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of those shares will cease, except the right to receive the amount payable and any other property to which the holders were entitled upon the redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the depositary. Any funds that we deposit with the depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date we deposit the funds.

Withdrawal of Series E Preferred Stock

        Unless the related depositary shares have previously been called for redemption, underlying Shares may be withdrawn from the depositary arrangement upon surrender of depositary receipts at the corporate trust office of the depositary and upon payment of any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Any holder of depositary receipts may receive the appropriate number of Shares and any money or other property represented by those depositary shares after surrendering the depositary receipts. Only whole Shares may be withdrawn. If the depositary shares surrendered by the holder in connection with withdrawal exceed the number of depositary shares that represent the number of whole Shares to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn Shares will not be entitled to redeposit those Shares under the deposit agreement or to receive depositary receipts therefor.

Voting the Shares

        Because each depositary share represents a 1/40th interest in a Share, holders of depositary receipts will be entitled to vote 1/40th of a vote per depositary share under those limited circumstances in which holders of the Shares are entitled to vote, as described above in "Description of Series E Preferred Stock—Voting Rights."

        When the depositary receives notice of any meeting at which the holders of the Shares are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the Shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Shares, may instruct the depositary to vote the amount of the Shares represented by the holder's depositary shares. To the extent possible, the depositary will vote the amount of the Shares represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Shares, it will abstain from voting with respect to such shares (but shall appear at the meeting with respect to such shares unless directed to the contrary).

The Deposit Agreement

  Amendment and Termination of the Deposit Agreement

        We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time and from time to time by agreement with the depositary and without the consent of the receipt holders. However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of depositary shares will not be effective unless the holders of at least a majority of the affected depositary shares then outstanding approve the amendment. We will make no amendment that impairs the right of any holder of depositary shares, as described above under "—Withdrawal of Series E Preferred Stock," to receive Shares and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. Holders who retain or acquire their depositary receipts after an amendment becomes effective will be deemed to have agreed to the amendment and will be bound by the amended deposit agreement.

        The deposit agreement will automatically terminate if:

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  all outstanding depositary shares have been redeemed; or

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  a final distribution in respect of the Shares has been made to the holders of depositary shares in connection with our liquidation, dissolution or winding up.

        We may terminate the deposit agreement at any time, and the depositary will give notice of that termination to the record holders of all outstanding depositary receipts not less than 30 days before the termination date. In that event, the depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional Shares as are represented by those depositary shares.

  Charges of Depositary; Taxes and Other Governmental Charges

        We will pay the fees, charges and expenses of the depositary provided in the deposit agreement to be payable by us. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in the deposit agreement to be payable by them, including a fee for the withdrawal of Shares upon surrender of depositary receipts. If the depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.

  Resignation and Removal of Depositary

        The depositary may resign at any time by delivering a notice to us of its election to do so. We may remove or replace the depositary at any time by providing notice. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of its appointment. The successor depositary must generally, be appointed within 60 days after delivery of the notice of resignation or removal and be an entity with a principal office in the United States and having a combined capital and surplus of at least $50 million. If a successor is not appointed within 60 days, the outgoing depositary may petition a court to do so.

  Reports to Holders

        We will deliver all required reports, notices and communications to holders of the Shares to the depositary. The depositary will forward those reports, notices and communications to the holders of depositary shares.

  Limitation on Liability of the Depositary

        The depositary will not be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The depositary will not be liable to holders of depositary shares under the deposit agreement other than for the depositary's gross negligence or willful misconduct, and it will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or Shares unless satisfactory and reasonable protection from expenses and liability is furnished. This is called an indemnity. The depositary may rely upon written advice of counsel or accountants, upon information provided by holders of depositary receipts or other persons believed to be competent and upon documents believed to be genuine.

Listing

        Application will be made to list the depositary shares on the New York Stock Exchange. If approved for listing, we expect trading to begin within 30 days of the initial delivery of the depositary shares. We do not expect that there will be any separate public trading market for the Shares except as represented by the depositary shares.

Book-Entry Issuance, Delivery and Form

        The Shares will be issued in registered form to the depositary. The depositary shares will be issued in book-entry form through The Depository Trust Company, which we refer to along with its successors in this capacity as "DTC." DTC will act as securities depositary for the depositary shares. The depositary shares will be issued only as fully registered securities registered in the name of Cede & Co., as nominee of DTC, or such other name as may be requested by an authorized representative of DTC. One or more fully registered global depositary receipts, representing the total aggregate number of depositary shares sold in this offering, will be issued and will be deposited with DTC.

        Following the issuance of the depositary shares in book-entry only form, DTC will credit the accounts of its participants with the depositary shares upon our instructions.

        So long as DTC, or its nominee, is the registered owner of the global depositary receipts, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the global depositary receipts and all depositary shares represented by these depositary receipts for all purposes under the instruments governing the rights and obligations of holders of depositary shares. Except as set forth in the limited circumstances set forth in this prospectus supplement, owners of beneficial interests in global depositary receipts:

  •
  will not be entitled to have such global depositary receipts or the depositary shares represented by these receipts registered in their names;

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  will not receive or be entitled to receive physical delivery of depositary receipts in exchange for beneficial interests in global depositary receipts;

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  will not be able to transfer beneficial interests except in accordance with the applicable procedures of DTC; and

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  will not be considered to be owners or holders of the global depositary receipts or the depositary shares represented by these receipts for any purpose under the instruments governing the rights and obligations of holders of depositary shares.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the depositary shares, so long as the depositary shares are represented by global depositary receipts.

        Accordingly, each person owning a beneficial interest in such global depositary receipt must rely on the procedures of DTC for such depositary receipt and, if such person if not a participant in DTC, on the procedures of the participant through which such person owns its interest, to exercise any right of a holder under the instruments governing the rights and obligations of holders of depositary shares.

        As long as the depositary shares are represented by the global depositary receipts, we will pay dividends on the Shares represented by the depositary shares to or as directed by DTC as the registered holder of the global depositary receipts. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date. Neither we nor any of our agents will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of DTC and its participants.

        If we discontinue the use of the book-entry-only form system of registration, we will replace the global depositary receipt with depositary receipts.

        DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC's direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly ("indirect participants"). The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at http://www.dtcc.com and http://www.dtc.org.

        Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a global security among its participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor any of the depositary, the transfer agent or the registrar will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        If DTC is at any time unwilling or unable to continue as a depositary for the global security and a successor depositary is not appointed by us within 90 days, we will issue certificated depositary receipts in exchange for the global depositary receipts. Holders of an interest in a global security may receive certificated shares, at our option, in accordance with the rules and procedures of DTC in addition to those provided for under the preceding sentence. Beneficial interests in global depositary receipts held by any direct or indirect participant may also be exchanged for certificated shares upon request to DTC by such direct participant (for itself or on behalf of an indirect participant), to the transfer agent in accordance with their respective customary procedures.

        The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

  Settlement

        As long as the depositary shares are represented by a global depositary receipt registered in the name of DTC, or its nominee, the depositary shares will trade in the DTC Same-Day Funds Settlement System. DTC requires secondary market trading activity in the depositary shares to settle in immediately available funds. This requirement may affect trading activity in the depositary shares.

 Certain United States Federal Income Tax Considerations

        The following is a summary of the material U.S. federal income tax considerations relevant to the purchase, ownership and disposition of the depositary shares. The summary is limited to taxpayers who acquire the depositary shares in this offering and will hold the depositary shares as "capital assets." This section does not apply to you if you are a member of a special class of holders subject to special rules, including:

  •
  a dealer in securities or currencies;

  •
  a financial institution;

  •
  a regulated investment company;

  •
  a real estate investment trust;

  •
  an insurance company;

  •
  a tax-exempt organization;

  •
  a person holding our depositary shares as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle;

  •
  a trader in securities that has elected the mark-to-market method of accounting for its securities;

  •
  a person liable for alternative minimum tax;

  •
  a person who owns 10% or more of our voting stock;

  •
  a partnership, S corporation or other pass-through entity for United States federal income tax purposes; or

  •
  a U.S. holder (as defined below) whose "functional currency" is not the United States dollar.

        The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations and judicial or administrative authority, all of which are subject to change, possibly with retroactive effect. State, local and foreign tax consequences are not summarized. In addition, this section is based in part upon the assumption that each obligation in the deposit agreement and any related agreement will be performed in accordance with its terms. You are a U.S. holder if you are a beneficial owner of depositary shares for U.S. federal income tax purposes and you are:

  •
  a citizen or resident of the United States,

  •
  a domestic corporation,

  •
  an estate in which the income is subject to United States federal income tax regardless of its source, or

  •
  a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

        You are a non-U.S. holder if you are a beneficial owner of depositary shares for U.S. federal income tax purposes and you are:

  •
  a nonresident alien individual,

  •
  a foreign corporation, or

  •
  an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from common stock.

        If a partnership (or an entity treated as a partnership for tax purposes) holds depositary shares, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding depositary shares, you should consult your tax advisor.

        You should consult your own tax advisor regarding the United States federal, state and local and other tax consequences of owning and disposing of depositary shares in your particular circumstances.

        In general, and taking into account the earlier assumptions, beneficial owners of depositary shares will be treated as owners of the underlying Series E Preferred Stock for U.S. federal income tax purposes. Accordingly, the terms "Series E Preferred Stock" and "depositary shares" are used interchangeably in this discussion.

U.S. Holders

  Dividends

        Distributions on the Series E Preferred Stock will be treated as dividends for United States federal income tax purposes to the extent paid out of our current or accumulated earnings and profits, as determined for United States federal income tax purposes. Although we expect that our current and accumulated earnings and profits will be such that all distributions paid with respect to the Series E Preferred Stock will be treated as dividends for United States federal income tax purposes, we cannot guarantee that result. Our accumulated earnings and profits and our current earnings and profits in future years will depend in significant part on our future profits or losses, which we cannot accurately predict. To the extent that the amount of any distribution paid on a share of Series E Preferred Stock exceeds our current and accumulated earnings and profits attributable to that share, the distribution will be treated first as a return of capital and will be applied against and reduce your adjusted tax basis (but not below zero) in that share of Series E Preferred Stock. This reduction in basis would increase any gain or reduce any loss realized by you on the subsequent sale, redemption or other disposition of your Series E Preferred Stock. The amount of any such distribution in excess of your adjusted tax basis will then be taxed as gain from the sale or exchange of your Series E Preferred Stock. For purposes of the remainder of this discussion, it is assumed that distributions paid on the Series E Preferred Stock will constitute dividends for United States federal income tax purposes.

        If you are a corporation, dividends that are received by you will generally be eligible for a 50% dividends-received deduction under the Code. However, the Code disallows this dividends-received deduction in its entirety if the Series E Preferred Stock with respect to which the dividend is paid is held by you for less than 46 days during the 91-day period beginning on the date which is 45 days before the date on which the Series E Preferred Stock became ex-dividend with respect to such dividend.

        Under current law, if you are an individual or a trust, dividends generally will be treated as qualified dividend income which is subject to a reduced maximum federal income tax rate of 20%. The rate reduction will not apply to dividends received to the extent that you elect to treat the dividends as "investment income," which may be offset by investment expense. Furthermore, the rate reduction will also not apply to dividends that are paid to you with respect to Series E Preferred Stock that is held by you for less than 61 days during the 121-day period beginning on the date which is 60 days before the date on which the Series E Preferred Stock became ex-dividend with respect to such dividend.

        In general, for purposes of meeting the holding period requirements for both the dividends-received deduction and the reduced maximum federal income tax rate on qualified dividends described above, you may not count towards your holding period any period in which you (a) have the option to sell, are under a contractual obligation to sell, or have made (and not closed) a short sale of Series E Preferred Stock or substantially identical stock or securities, (b) are the grantor of an option to buy

Series E Preferred Stock or substantially identical stock or securities or (c) otherwise have diminished your risk of loss by holding one or more other positions with respect to substantially similar or related property. In general, a taxpayer has diminished its risk of loss on stock by holding a position in substantially similar or related property if the taxpayer is the beneficiary of a guarantee, surety agreement, or similar arrangement that provides for payments that will substantially offset decreases in the fair market value of the stock. In addition, the dividends-received deduction as well as the reduced maximum tax rate on qualified dividends are disallowed if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. You are advised to consult your own tax advisor regarding the implications of these rules in light of your particular circumstances.

        Corporations should consider the effect of Section 246A of the Code, which reduces the dividends-received deduction allowed with respect to "debt-financed portfolio stock." You should consult your own tax adviser in determining the application of these rules in light of your particular circumstances.

  Dispositions, Including Redemptions

        A sale, exchange or other taxable disposition of Series E Preferred Stock will generally result in gain or loss equal to the difference between the amount realized upon the disposition and your adjusted tax basis in the Series E Preferred Stock, which will generally equal your purchase price for the Series E Preferred Stock, subject to reduction (if applicable) as described under the caption "—Dividends" above. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if your holding period for the Series E Preferred Stock exceeds one year. Long-term capital gain recognized by a non-corporate U.S. holder is generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

        A redemption of Series E Preferred Stock for cash will be treated as a sale or exchange if it is (1) "not essentially equivalent to a dividend," (2) "substantially disproportionate" with respect to you, (3) "in complete redemption" of your interest in all of our stock, or (4) if you are not a corporate holder, "in partial liquidation," within the meaning of Section 302(b) of the Code with respect to each of the above. In determining whether any of these tests have been met, stock considered to be owned by you by reason of certain constructive ownership rules, as well as shares actually owned by you, must generally be taken into account. If a particular U.S. holder of depositary shares does not own (actually or constructively) any additional shares of our outstanding stock following redemption, or owns only an insubstantial percentage of our outstanding stock before the redemption, and does not participate in our control or management, a redemption of the Series E Preferred Stock of such holder may qualify for sale or exchange treatment if you experience a reduction in your equity interest in us (taking into account any constructively owned equity interests) as a result of the redemption. Otherwise, the redemption may be taxable as a distribution. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to any particular U.S. holder of the depositary shares depends upon the facts and circumstances at the time that the determination must be made, prospective U.S. holders of the depositary shares are advised to consult their own tax advisors regarding the tax treatment of a redemption. If a redemption of Series E Preferred Stock is treated as a sale or exchange, it will be taxable as described in the preceding paragraph. If a redemption is treated as a distribution, the entire amount received will be treated as a distribution and will be taxable as described under the caption "—Dividends" above.

  Net Investment Income Tax

        A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, may be subject to a 3.8% tax on the lesser of (1) the U.S. holder's "net investment income" (or "undistributed net investment income" in the case of an estate or trust) for the relevant taxable year or (2) the excess of the U.S. holder's modified adjusted gross income for the taxable year over a certain threshold (which in the case of an individual is between $125,000 and $250,000, depending on the individual's circumstances, and for estates and trusts is $12,500 for year 2018). A holder's net investment income generally includes its dividend income and its net gains from the disposition of the depositary shares relating to our Series E Preferred Stock, unless such dividend income or net gains are derived in the ordinary course of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the net investment income tax to your income and gains in respect of your investment in the depositary shares.

Non-U.S. Holders

        The discussion in this section is addressed to non-U.S. holders of the depositary shares.

  Dividends

        Generally, dividends (including any redemption treated as a dividend for U.S. federal income tax purposes as discussed above under "U.S. Holders—Dispositions, Including Redemptions") paid to a non-U.S. holder with respect to the depositary shares will be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty (provided the non-U.S. holder furnishes the payor with a properly completed IRS Form W-8BEN, Form W-8BEN-E, or other applicable form certifying that such holder is eligible for treaty benefits), unless the dividends are effectively connected with a trade or business carried on by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained in the United States) and the non-U.S. holder provides the payor with a properly completed Form W-8ECI. Dividends that are effectively connected with such trade or business (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment maintained by the non-U.S. holder) will generally be subject to U.S. federal income tax on a net basis at applicable individual or corporate rates and, in the case of a non-U.S. holder which is a corporation, may be subject to a "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

        A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an applicable income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

  Dispositions

        A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale, exchange (including a redemption that is treated as a disposition) or other taxable disposition of the depositary shares so long as:

  •
  the gain is not effectively connected with a U.S. trade or business of the holder (or, if required by an applicable income tax treaty, not attributable to a U.S. permanent establishment maintained by such non-U.S. holder);

  •
  in the case of a nonresident alien individual, such holder is not present in the United States for 183 or more days in the taxable year of the sale or disposition (in which case the gain may be subject to tax if certain other conditions are met); and

  •
  we are not and have not been a U.S. real property holding corporation ("USRPHC") for U.S. federal income tax purposes, or such holder is eligible for an applicable treaty exemption.

        However, even if we are or have been a USRPHC for U.S. federal income tax purposes, a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale, exchange or redemption of the depositary shares, if (x) our Series E Preferred Stock are regularly traded on an established securities market and (y) the non-U.S. holder did not hold, directly or constructively, at any time during the shorter of the five-year period ending on the date of disposition and the period that the non-U.S. holder held the Series E Preferred Stock, more than 5% of the Series E Preferred Stock. We have not been, are not and do not anticipate becoming a USRPHC for U.S. federal income tax purposes.

        If you are a corporate non-U.S. holder, "effectively connected" gains that you recognize may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

        As discussed above in "U.S. Holders—Dispositions, Including Redemptions," certain redemptions may be treated as dividends for U.S. federal income tax purposes. See "—Dividends" above, for a discussion of the tax treatment of such redemptions. In addition, even if a redemption payment would not be treated as a distribution with respect to you under the rules described above, it is possible that a withholding agent will treat the redemption payment as a dividend that is subject to withholding tax unless you demonstrate to the withholding agent that the redemption payment should be treated as a payment in exchange for the Series E Preferred Stock and not as a distribution on the Series E Preferred Stock.

  Withholdable Payments to Foreign Financial Entities and Other Foreign Entities

        Withholding taxes may be imposed under Sections 1471 through 1474 of the Code (commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends paid on, or gross proceeds from the sale or other disposition of, our Series E Preferred Stock paid to a "foreign financial institution" or a "non-financial foreign entity" (each as defined in the Code), unless (1) the foreign financial institution is subject to certain due diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any "substantial United States owners" (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise complies with, or qualifies for an exemption from, these rules. If the payee is a foreign financial institution and is subject to the due diligence and reporting requirements in (1) above, it must either (i) enter into an agreement with the U.S. Department of the Treasury (a "FATCA Agreement"), or (ii) be subject to and comply with applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction (an "IGA"), in either case, requiring, among other things, that it identify accounts held by certain "specified United States persons" or "United States owned foreign entities" (each as defined in the Code), and annually report certain information about such accounts. If our Series E Preferred Stock is held by a foreign financial institution that enters into (or is otherwise subject to) a FATCA Agreement, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold tax on payments of dividends and proceeds described above made to (1) a person (including an individual) that fails to comply with certain information requests, (2) a foreign financial institution that has not entered into (and is not otherwise subject to), and is not in compliance with a FATCA Agreement and is not in compliance with FATCA pursuant to applicable foreign law enacted in connection with an IGA, or (3) a person who is not otherwise exempt from FATCA requirements.

        Withholding under FATCA generally applies to (i) payments of dividends on our Series E Preferred Stock and (ii) payments of gross proceeds from the sale or other disposition of such stock on or after January 1, 2019. Each non-U.S. holder should consult its own tax advisor regarding the potential application of withholding under FATCA to its investment in our Series E Preferred Stock.

Federal Estate Taxes

        Depositary shares relating to our Series E Preferred Stock held by a non-U.S. holder at the time of death will be included in the holder's gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

        If you are a U.S. holder of our depositary shares, you will be subject to information reporting with respect to any dividend payments by us to you and proceeds of the sale or other disposition by you of our depositary shares, unless you are an exempt recipient and appropriately establish that exemption. In addition, such payments will be subject to United States federal backup withholding unless you supply a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establish an exemption from backup withholding. Any amounts withheld under the backup withholding rules will be allowed as a credit against your United States federal income tax liability, provided the required information is timely furnished to the IRS.

        If you are a non-U.S. holder, you are generally exempt from backup withholding and information reporting requirements (other than certain information reporting required for distribution payments on IRS Form 1042-S) with respect to:

  •
  dividend payments, and

  •
  the payment of the proceeds from the sale of depositary shares effected at a United States office of a broker,

as long as the income associated with such payments is otherwise exempt from United States federal income tax, and:

  •
  the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:

  •
  a valid IRS Form W-8BEN, Form W-8BEN-E, or an acceptable substitute form upon which you certify, under penalties of perjury, that you are (or, in the case of a non-U.S. holder that is an estate or trust, such forms certifying that each beneficiary of the estate or trust is) a non-United States person, or

  •
  other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations, or

  •
  you otherwise establish an exemption (such as your corporate status).

        Payment of the proceeds from the sale of depositary shares effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of depositary shares effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

  •
  the proceeds are transferred to an account maintained by you in the United States,

  •
  the payments of proceeds or the confirmation of sale is mailed to you at a United States address, or,

  •
  the sale has some other specified connection with the United States as provided in the U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

        In addition, a sale of depositary shares will be subject to information reporting (but not backup withholding) if it is effected at a foreign office of a broker that is:

  •
  a United States person,

  •
  a controlled foreign corporation for United States tax purposes,

  •
  a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

  •
  a foreign partnership with certain U.S. connections,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

Certain ERISA Considerations

        The following is a summary of certain considerations associated with the purchase of the depositary shares, holding and, to the extent relevant, disposition of depositary shares by an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan described in Section 4975 of the Code, including an individual retirement account ("IRA") or a Keogh plan, a plan subject to provisions under applicable federal, state, local, non-U.S. or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code ("Similar Laws") and any entity whose underlying assets include "plan assets" by reason of any such employee benefit or retirement plan's investment in such entity (each of which we refer to as a "Plan").

        General fiduciary matters.    ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan with its fiduciaries or other interested parties. In general, under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or any authority or control over the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan. Plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code (but may be subject to similar prohibitions under Similar Laws).

        In considering the purchase, holding and, to the extent relevant, disposition of depositary shares with a portion of the assets of a Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

        Prohibited transaction issues.    Section 406 of ERISA prohibits Plans subject to ERISA from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of Section 3(14) of ERISA, and Section 4975 of the Code imposes an excise tax on certain "disqualified persons," within the meaning of Section 4975 of the Code, who engage in similar transactions, in each case unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of an ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. In the case of an IRA, the occurrence of a prohibited transaction could cause the IRA to lose its tax-exempt status.

        The underwriters or we may be parties in interest or disqualified persons with respect to ERISA Plans and the purchase, holding and/or, to the extent relevant, disposition of depositary shares by an ERISA Plan with respect to which we, the underwriters or certain of our or their affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held (and, to the extent applicable, disposed of) in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or "PTCEs," that may apply to the acquisition, holding and/or, to the extent relevant, disposition of the depositary shares. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code each provides a limited exemption, commonly referred to as the "service provider exemption," from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions between an ERISA Plan and a person that is a party in interest and/or a disqualified person (other than a fiduciary or an affiliate that, directly or indirectly, has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any ERISA Plan involved in the transaction) solely by reason of providing services to the Plan or by relationship to a service provider, provided that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied at the time that the depositary shares are acquired by a purchaser, or thereafter, if the facts relied upon for utilizing a prohibited transaction exemption change.

        Because of the foregoing, the depositary shares should not be acquired or held by any person investing "plan assets" of any Plan, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or similar violation of any applicable Similar Laws for which there is no applicable statutory, regulatory or administrative exemption.

        Representation.    Each purchaser and holder of depositary shares will be deemed to have represented and warranted that either (1) it is not a Plan, and no portion of the assets used to acquire or hold the depositary shares constitutes assets of any Plan or (2) the purchase and holding of the depositary shares will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws for which there is no applicable statutory, regulatory or administrative exemption.

        The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing depositary shares on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding (and, to the extent applicable, disposition) of the depositary shares. The acquisition, holding and, to the extent relevant, disposition of depositary shares by or to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

Underwriting

        We and the underwriters for the offering named below, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC are acting as representatives, have entered into an underwriting agreement with respect to the depositary shares. Under the terms and subject to the conditions in the underwriting agreement, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the respective number of depositary shares, each representing a 1/40th ownership interest in a Share, that appear opposite its name in the table below:

Underwriters	Number of Depositary Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,600,000
UBS Securities LLC	1,600,000
Citigroup Global Markets Inc.	400,000
Keefe, Bruyette & Woods, Inc.	400,000

Total	4,000,000

        The underwriting agreement provides that the underwriters will purchase all the depositary shares if any of them are purchased.

        The underwriters propose to offer the depositary shares to the public at the initial public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the depositary shares to selling group members at the initial public offering price minus a concession of up to $0.50 per depositary share. In addition, the underwriters may allow, and the selling group members may reallow, a concession of up to $0.45 per depositary share from the initial public offering price to certain other dealers. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell depositary shares through certain of their affiliates. The offering of the depositary shares by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        The depositary shares are an issue of securities with no established trading market. We do not expect that there will be any separate public trading market for the Shares except as represented by the depositary shares. Application will be made to list the depositary shares on the New York Stock Exchange under the symbol "ASBPRE." If approved for listing, we expect trading of the depositary shares on the New York Stock Exchange to begin within the 30-day period after the original issue date. Even if the depositary shares are listed, there may be little or no secondary market for the depositary shares. Even if a secondary market for the depositary shares develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. As a result, the difference between bid and asked prices in any secondary market could be substantial.

        In connection with the offering, the underwriters may purchase and sell the depositary shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of depositary shares than they are required to purchase in the offering. Stabilizing transactions consist of various bids for or purchases of depositary shares made by the underwriters in the open market prior to the completion of the offering.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased depositary shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

        These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the depositary shares. As a result, the price of the depositary shares may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time without notice. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the depositary shares.

        Our executive officers, directors and other affiliates, including our wholly-owned trust company purchasing on behalf of accounts that it manages, have purchased an aggregate of 1,242,000 depositary shares sold in the offering at the public offering price. The underwriters will not receive any commissions on such purchases by our executive officers, directors and/or affiliates. The number of depositary shares available for sale to the general public was reduced as a result of these sales.

        The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by us.

	Per Depositary Share	Total(2)
Public offering price	$25.00	$100,000,000
Underwriting discounts and commissions(1)	$0.7875	$2,171,925
Proceeds to Company	$24.2125	$97,828,075

(1)
The underwriting discount of $0.7875 per depositary share will be deducted from the public offering price; provided, however, that the underwriters will not receive any discounts or commissions on the sale of 1,242,000 depositary shares to certain of our executive officers, directors and other affiliates.

(2)
Total includes proceeds from the sale of 1,242,000 shares to persons who are affiliated with us, including our wholly-owned trust company, which is purchasing on behalf of accounts that it manages, and our directors and executive officers at the public offering price.

        We estimate that we will pay approximately $500,000 for expenses, excluding underwriting discounts, allocable to the offering. We have agreed to reimburse the underwriters for certain legal expenses relating solely to state "Blue Sky" qualifications and FINRA filings in connection with the offering, which reimbursement is deemed underwriting compensation by FINRA.

        We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect of any such liabilities.

        We have agreed for a period from the date of this prospectus supplement through and including the date 30 days after the date hereof, that we will not, without the prior written consent of the representatives, offer, sell, contract to sell or otherwise dispose of any of our securities that are substantially similar to the Shares or the depositary shares, including any securities that are convertible into or exchangeable for, or that represent rights to receive Shares, depositary shares or any substantially similar securities.

        Certain of the underwriters and their affiliates have in the past provided, and may in the future from time to time provide, investment banking and other financing, banking and commercial services to us and/or our affiliates, for which they have in the past received, and may in the future receive, customary fees and expenses.

        Certain of the underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of the issuer. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities.

        The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

T+5 Settlement

        We expect that delivery of the depositary shares will be made against payment therefor on or about the fifth business day following the date of pricing of the depositary shares (this settlement cycle being referred to as "T+5"). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the depositary shares on the date of pricing or the two succeeding business days will be required, by virtue of the fact that the depositary shares initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of depositary shares who wish to trade their depositary shares on the date of pricing or the two succeeding business days should consult their own advisor.

Selling Restrictions

  European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") and with effect from and including the date on which the Prospectus Directive is implemented in the Relevant Member State, an offer to the public of any depositary shares may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any depositary shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

  (a)
  solely to legal entities that are qualified investors as defined in the Prospectus Directive;

  (b)
  to fewer than 150, natural or legal persons (other than "qualified investors" as defined in the Prospectus Directive), subject to obtaining the prior consent of the underwriters for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities referred to in (a) through (c) above shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer to the public" in relation to any depositary shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any depositary shares to be offered so as to enable an investor to decide to purchase any depositary shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU,), and includes any relevant implementing measure in the Relevant Member State.

  United Kingdom

        In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

        Each underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the depositary shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the depositary shares in, from or otherwise involving the United Kingdom.

  Hong Kong

        The depositary shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the depositary shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to depositary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

  Japan

        The depositary shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and no depositary shares will be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

  Singapore

        This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the depositary shares may not be circulated or distributed, nor may the depositary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the depositary shares are subscribed or purchased under Section 275 by a relevant person which is: (i) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (a) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (b) where no consideration is given for the transfer; or (c) by operation of law.

 Validity of Securities

        The validity of the Series E Preferred Stock and the depositary shares offered hereby will be passed upon for us by Godfrey & Kahn, S.C., Milwaukee, Wisconsin, and for the underwriters by Sullivan & Cromwell LLP, New York, New York. Sullivan & Cromwell LLP will rely upon the opinion of Godfrey & Kahn, S.C. as to matters of Wisconsin law.

Experts

        The consolidated financial statements of Associated Banc-Corp as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2017, which are included in our Annual Report on Form 10-K, have been incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

Associated Banc-Corp

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Units

        Associated Banc-Corp or the selling security holders of Associated Banc-Corp may offer from time to time to sell, in one or more series, the securities described in this prospectus.

        These securities may be offered or sold to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continued or delayed basis.

        The principal executive offices of Associated Banc-Corp are located at 433 Main Street, Green Bay, Wisconsin 54301, and the telephone number is (920) 491-7500.

        We or our selling security holders will provide the specific terms of these securities, and the manner in which they are being offered, in supplements to this prospectus. These securities cannot be sold unless this prospectus is accompanied by a prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

        The shares of the common stock of Associated Banc-Corp are listed on the New York Stock Exchange under the symbol "ASB." On April 2, 2018, the closing price of Associated Banc-Corp's common stock was $24.35 per share.

        Purchasers of securities should read and consider the information set forth in "Risk Factors" on page 3 of this prospectus and in the accompanying prospectus supplement, if any.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        THE SECURITIES WILL BE EQUITY SECURITIES IN OR UNSECURED OBLIGATIONS OF ASSOCIATED BANC-CORP AND WILL NOT BE SAVINGS ACCOUNTS OR DEPOSITS IN OUR SUBSIDIARY BANK, WILL NOT BE GUARANTEED BY OUR SUBSIDIARY BANK AND, UNLESS SPECIFIED IN A PROSPECTUS SUPPLEMENT, WILL NOT BE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

This prospectus is dated April 2, 2018.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC") using a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in the prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the applicable prospectus supplement together with the additional information provided under the heading "Where You Can Find More Information."

        You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

        Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into other securities that are described in this prospectus or which will be described in a prospectus supplement or may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

        The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. You can find the registration statement at the SEC's website or at the SEC office mentioned under the heading "Where You Can Find More Information."

        Unless the context otherwise indicates, the terms "us," "we" and the "Company" refer to Associated Banc-Corp.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any such reports, statements or other information at the SEC's public reference room at the following location:

  Public Reference Room
  100 F Street, N.E., Room 1580
  Washington, D.C. 20549
  1-800-732-0330

        You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates.

        Our SEC filings are also available to the public from commercial document retrieval services and at the SEC's website: http://www.sec.gov.

        This prospectus is a part of a registration statement on Form S-3. This prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. For further information about us and the securities, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.

        The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information that we incorporate by reference is deemed to be a part of this prospectus, except for any information that is superseded by information that is included directly in this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. The documents contain important information about us and our financial condition.

Our SEC Filings (File No. 001-31343)	Period or Filing Date
Annual Report on Form 10-K	Year ended December 31, 2017
Current Reports on Form 8-K	Filed on February 1, 2018
Registration Statement on Form 8-A	Filed on December 11, 2014

        We also incorporate by reference additional documents that we will file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this document. Those documents include periodic reports such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

        Documents which we incorporate by reference are available from us without charge, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at:

Associated Banc-Corp
Attention: Corporate Secretary
433 Main Street
Green Bay, Wisconsin 54301
(920) 491-7500

RISK FACTORS

        Investing in the securities involves risk. Please see the "Risk Factors" section in our most recent Annual Report on Form 10-K, as updated by our future filings with the SEC. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus. The risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of the securities. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

 FORWARD-LOOKING STATEMENTS

        This prospectus and the documents that are incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act. You can identify forward-looking statements by words such as "may," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "continue," "could," "future," "outlook" or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other "forward-looking" information. We believe that it is important to communicate our future expectations to our investors. Such forward-looking statements may relate to our financial condition, results of operations, plans, objectives, future performance or business and are based upon the beliefs and assumptions of our management and the information available to our management at the time these disclosures are prepared. These forward-looking statements involve risks and uncertainties that we may not be able to accurately predict or control and our actual results may differ materially from the expectations we describe in our forward-looking statements.

        Before you invest in our securities, you should be aware that the occurrence of the events discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2017 and discussed elsewhere in this prospectus and in the information incorporated by reference herein, could have a material and adverse effect on our business, results of operations and financial condition. These factors, many of which are beyond our control, include the following:

  •
  credit risks, including changes in economic conditions and risk relating to our allowance for credit losses;

  •
  liquidity and interest rate risks, including the impact of capital market conditions and changes in monetary policy on our borrowings and net interest income;

  •
  operational risks, including processing, information systems, cybersecurity, vendor problems, business interruption and fraud risks;

  •
  strategic and external risks, including economic, political, and competitive forces impacting our business;

  •
  legal, compliance, and reputational risks, including regulatory and litigation risks; and

  •
  the risk that our analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

        The forward-looking statements contained or incorporated by reference in this prospectus relate only to circumstances as of the date on which the statements are made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

 ASSOCIATED BANC-CORP

General

        We are a bank holding company registered pursuant to the Bank Holding Company Act of 1956, as amended. We were incorporated in Wisconsin in 1964 and were inactive until 1969 when permission was received from the Board of Governors of the Federal Reserve System to acquire three banks. At December 31, 2017, we owned one nationally chartered commercial bank headquartered in Green Bay, Wisconsin, which serves local communities across the upper Midwest, one nationally chartered trust company headquartered in Wisconsin, and 11 limited purpose banking and nonbanking subsidiaries either located in or conducting business primarily in our three-state footprint (Wisconsin, Illinois and Minnesota) that are closely related or incidental to the business of banking or financial in nature. Measured by total assets reported at December 31, 2017, we are the largest commercial bank holding company headquartered in Wisconsin and one of the top 50 publicly-traded bank holding companies headquartered in the U.S.

        On February 1, 2018, we acquired Bank Mutual Corporation ("Bank Mutual") pursuant to an Agreement and Plan of Merger dated as of July 20, 2017, under which Bank Mutual merged with and into us. We expect to merge Bank Mutual's banking subsidiary into our banking subsidiary, Associated Bank, National Association ("Associated Bank"), in late June or July 2018.

        Through Associated Bank and our various nonbanking subsidiaries, we provide a broad array of banking and nonbanking products and services to individuals and businesses through 213 banking branches at December 31, 2017, serving more than 100 communities, primarily within our three-state branch footprint.

        Our business is primarily relationship-driven and is organized into three reportable segments: Corporate and Commercial Specialty, Community, Consumer, and Business and Risk Management and Shared Services.

        The Corporate and Commercial Specialty segment serves a wide range of customers including larger businesses, developers, not-for-profits, municipalities, and financial institutions. In serving this segment we compete based on an in-depth understanding of our customers' financial needs, the ability to match market competitive solutions to those needs, and the highest standards of relationship and service excellence in the delivery of these services. Delivery of services is provided through our corporate and commercial units, our commercial real estate unit, as well as our specialized industries and commercial financial services units. Within this segment we provide the following products and services: (1) lending solutions, such as commercial loans and lines of credit, commercial real estate financing, construction loans, letters of credit, leasing, asset based lending, and, for our larger clients, loan syndications; (2) deposit and cash management solutions such as commercial checking and interest-bearing deposit products, cash vault and night depository services, liquidity solutions, payables and receivables solutions, and information services, and (3) specialized financial services such as interest rate risk management, foreign exchange solutions, and commodity hedging.

        The Community, Consumer, and Business segment serves individuals, as well as small and mid-sized businesses. In serving this segment we compete based on providing a broad range of solutions to meet the needs of our customers in their entire financial lifecycle, convenient access to our services through multiple channels such as branches, phone based services, online and mobile banking, and a relationship based business model which assists our customers in navigating any changes and challenges in their financial circumstances. Delivery of services is provided through our various consumer banking, community banking, and private client units. Within this segment we provide the following products and services: (1) lending solutions such as residential mortgages, home equity loans and lines of credit, personal and installment loans, real estate financing, business loans, and business lines of credit; (2) deposit and transactional solutions such as checking, credit, debit and pre-paid cards, online banking and bill pay, and money transfer services; (3) investable funds solutions such as savings, money market deposit accounts, IRA accounts, certificates of deposit, fixed and variable annuities, full-service, discount and on-line investment brokerage; investment advisory services; trust and investment management accounts; (4) insurance and benefits related products and services; and (5) fiduciary services such as administration of pension, profit-sharing and other employee benefit plans, fiduciary and corporate agency services, and institutional asset management.

        The Risk Management and Shared Services segment includes Corporate Risk Management, Credit Administration, Finance, Treasury, Operations and Technology, which are key shared functions. The segment also includes the activity of our parent holding company, Associated Banc-Corp, intersegment eliminations and residual revenue and expenses, representing the difference between actual amounts incurred and the amounts allocated to operating segments, including interest rate risk residuals (funds transfer pricing mismatches) and credit risk and provision residuals (long-term credit charge mismatches). The earning assets within this segment include our investment portfolio, and capital includes both allocated and any remaining unallocated capital.

        Our primary sources of revenue, through our banking subsidiary, are net interest income (predominantly from loans and investment securities), and noninterest income, principally fees and other revenue from financial services provided to customers or ancillary services tied to loans and deposits. We are not dependent upon a single or a few customers.

        Our principal executive office is located at 433 Main Street, Green Bay, Wisconsin 54301, and our telephone number at that address is (920) 491-7500.

CERTAIN REGULATORY CONSIDERATIONS

General

        As a bank holding company under the Bank Holding Company Act, we and our business activities are subject to the supervision, examination and regulation of the Federal Reserve Board (the "FRB").

        For a discussion of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries, and specific information relevant to us, please refer to our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference in this prospectus, and any subsequent reports we file with the SEC that are so incorporated. This regulatory framework is intended primarily for the protection of depositors and other clients of banking subsidiaries, the Deposit Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") and the banking system as a whole, not for the protection of investors.

        We are a member of the Federal Reserve System. Our subsidiary banks are subject to regulation by the Office of the Comptroller of the Currency (the "OCC"), and their deposits are insured by the FDIC.

Restrictions on Payment of Dividends

Banking Subsidiary Dividends

        We are a legal entity separate and distinct from our banking and other subsidiaries. A substantial portion of our revenue comes from dividends paid to us by our banking subsidiaries. The OCC's prior approval of the payment of dividends by our banking subsidiaries to us is required only if the total of all dividends declared by the banking subsidiaries in any calendar year exceeds the sum of such subsidiaries' retained net income for that year and their retained net income for the preceding two calendar years, less any required transfers to surplus. Federal law also prohibits national banks from paying dividends that would be greater than the bank's undivided profits after deducting statutory bad debt in excess of the bank's allowance for loan losses. In addition, under the Federal Deposit Insurance

Corporation Improvement Act ("FDICIA"), an insured depository institution is prohibited from making capital distributions, including the payment of dividends, if, after making such distribution, the institution would become "undercapitalized" (as such term is used in the FDICIA).

Holding Company Dividends

        In addition, we and our banking subsidiaries are subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The appropriate federal regulatory authority is authorized to determine under certain circumstances relating to the financial condition of a bank or bank holding company that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. Under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the requirements of the FRB, we, as a bank holding company, are required to serve as a source of financial strength to our banking subsidiaries and to commit resources to support them. In addition, consistent with its "source of strength" policy, the FRB has stated that, as a matter of prudent banking, a bank holding company should not maintain a level of cash dividends to its shareholders that places undue pressure on the capital of its bank subsidiaries, or that can be funded only through additional borrowings or other arrangements that may undermine the bank holding company's ability to serve as a source of strength. The appropriate federal regulatory authorities have indicated that paying dividends that deplete a bank's capital base to an inadequate level would be an unsafe and unsound banking practice and that banking organizations should generally pay dividends only out of current operating earnings.

USE OF PROCEEDS

        Unless we indicate a different use in an accompanying prospectus supplement, the net proceeds from our sale of the offered securities will be added to our general corporate funds and may be used for:

  •
  debt reduction or debt refinancing;

  •
  investments in or advances to subsidiaries;

  •
  acquisitions of bank and nonbank subsidiaries;

  •
  repurchase of shares of our common stock or other securities; and

  •
  other general corporate purposes.

        Until the net proceeds have been used, they may be temporarily invested in securities or held in deposits of our subsidiary bank.

        We will receive no proceeds from sales of securities by selling security holders pursuant to this prospectus and any accompanying prospectus supplement.

        The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table shows our ratio of consolidated earnings to fixed charges for each of our last five years:

For the Years Ended December 31,
	2017	2016	2015	2014	2013
Consolidated Ratios of Earnings to Fixed Charges:
Excluding interest on deposits	7.34x	8.83x	6.56x	9.32x	8.35x
Including interest on deposits	3.30x	4.30x	4.31x	5.64x	4.96x
Consolidated Ratios of Earnings to Fixed Charges and Preferred Stock Dividends:
Excluding interest on deposits	6.25x	7.11x	5.72x	8.10x	7.31x
Including interest on deposits	3.10x	3.90x	3.96x	5.20x	4.61x

        For the purpose of computing the above ratios, earnings consist of income before income taxes and fixed charges, less preferred stock dividends and accretion. Fixed charges and preferred stock dividends, excluding interest on deposits, include interest expense on debt (including the amortization of premiums and discounts) and the portion of rents representative of the interest factor and preferred stock dividends and accretion. Fixed charges and preferred stock dividends, including interest on deposits, include interest expense on debt and deposits (including the amortization of premiums and discounts), the portion of rents representative of the interest factor, and preferred stock dividends and accretion.

DESCRIPTION OF SENIOR AND SUBORDINATED DEBT SECURITIES

General

        We have described below certain general terms that may apply to the debt securities issued pursuant to this prospectus. We will describe the particular terms of any such debt securities we offer to you in the prospectus supplement relating to those debt securities.

        We will issue the senior debt securities under a senior indenture between us and The Bank of New York Mellon Trust Company, N.A., as trustee, and we will issue the subordinated debt securities under a subordinated indenture between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The following summary of certain provisions of the indentures for the senior debt securities and the subordinated debt securities is not complete. You should refer to the indentures, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.

        Neither of the indentures limits the amount of senior and subordinated debt securities that we may issue. We also have the right to "reopen" a previous issue of a series of debt securities by issuing additional debt securities of such series. The senior debt securities will be unsecured and will have the same rank as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated and junior to all "senior indebtedness" (as defined below under "Subordinated Debt Securities—Subordination"). In addition, under certain circumstances relating to our dissolution, winding-up, liquidation or reorganization, the subordinated debt securities will be junior to all "other financial obligations" (as defined below under "Subordinated Debt Securities—Subordination").

        We are a bank holding company that conducts substantially all of our operations through subsidiaries. As a result, claims of the holders of the debt securities will be subordinated in right of payment to claims of creditors of our subsidiaries, except to the extent that Associated Banc-Corp may be recognized, and receive payment, as a creditor of those subsidiaries. Claims of our subsidiaries' creditors, other than Associated Banc-Corp, include substantial amounts of long-term debt, deposit liabilities, federal funds purchased, securities sold under repurchase agreements, commercial paper and other short-term borrowings.

        We may issue the debt securities in one or more separate series of senior debt securities and/or subordinated debt securities. We will specify in the prospectus supplement relating to a particular series of debt securities being offered the particular amounts, prices, and terms of those debt securities. These terms may include:

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  the title and type of the senior and subordinated debt securities;

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  any limit on the aggregate principal amount or aggregate initial offering price of the senior and subordinated debt securities;

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  the purchase price of the senior and subordinated debt securities;

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  the dates on which the principal of the senior and subordinated debt securities will be payable;

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  the interest rates of the senior and subordinated debt securities, or the method for determining those rates, and the interest payment dates for the senior and subordinated debt securities;

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  the places where payments may be made on the senior and subordinated debt securities;

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  any mandatory or optional redemption provisions applicable to the senior and subordinated debt securities;

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  any sinking fund or similar provisions applicable to the senior and subordinated debt securities;

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  the authorized denominations of the senior and subordinated debt securities, if other than $1,000 and integral multiples of $1,000;

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  if denominated in a currency other than U.S. dollars, the currency or currencies, including the euro or other composite currencies, in which payments on the senior and subordinated debt securities will be payable (which currencies may be different for principal, premium, and interest payments);

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  any conversion or exchange provisions applicable to the senior and subordinated debt securities;

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  any defaults and events of default applicable to the senior and subordinated debt securities (if not described in this prospectus);

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  whether the senior and subordinated debt securities will be issuable only in global form, which is known as a global security, and, if so, the name of the depositary for the global security and the circumstances under which the global security may be registered for transfer or exchange in the name of the person other than the depositary; and

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  any other specific terms of the senior and subordinated debt securities.

        Where appropriate, the applicable prospectus supplement will describe the U.S. federal income tax considerations relevant to the debt securities.

        Some of the debt securities may be issued as original issue discount securities. Original issue discount securities bear no interest or bear interest at below-market rates and will be sold at a discount below their stated principal amount. Any applicable prospectus supplement will also contain any special U.S. federal income tax or other information relating to original issue discount securities.

        Persons considering the purchase, ownership, or disposition of original issue discount debt securities or other kinds of debt securities, including debt securities linked to an index or payable in currencies other than U.S. dollars, should consult their own tax advisors concerning the U.S. federal income tax consequences to them from the purchase, ownership, or disposition of those securities in light of their particular situations, as well as any consequences arising under the laws of any other taxing jurisdiction.

        Unless otherwise specified in the applicable prospectus supplement, we will issue the senior and subordinated debt securities only in fully registered form without coupons. You will not be required to pay a service charge for any transfer or exchange of senior and subordinated debt securities, but we may require payment of any taxes or other governmental charges.

        Unless otherwise specified in the applicable prospectus supplement, we will pay principal, premium, if any, and interest, if any, on the senior and subordinated debt securities at the corporate trust office of the trustee. You may also make transfers or exchanges of senior and subordinated debt securities at that location. We also have the right to pay interest on any senior and subordinated debt securities by check mailed to the registered holders of such debt securities at their registered addresses. In connection with any payment on debt securities, we may require the holder to certify information to Associated Banc-Corp. In the absence of that certification, we may rely on any legal presumption to enable us to determine our responsibilities, if any, to deduct or withhold taxes, assessments, or governmental charges from the payment.

        Neither of the indentures limits our ability to enter into a highly leveraged transaction or provides you with any special protection in the event of such a transaction. In addition, neither of the indentures provides special protection in the event of a sudden and dramatic decline in our credit quality resulting from a takeover, recapitalization, or similar restructuring of Associated Banc-Corp.

        The senior and subordinated debt securities may be offered together with warrants to purchase additional senior and subordinated debt securities, warrants to purchase shares of common stock or warrants to purchase shares of preferred stock. We may also issue debt securities exchangeable for or convertible into other series of our senior and subordinated debt securities. The applicable prospectus supplement will describe the specific terms of any of those warrants or exchangeable or convertible securities. It will also describe the specific terms of the debt securities issuable upon the exercise, exchange, or conversion of those securities. See "Description of Warrants" below.

Senior Debt Securities

        The senior debt securities will be direct, unsecured general obligations of Associated Banc-Corp, will constitute senior indebtedness of Associated Banc-Corp, and will have the same rank as our other senior indebtedness. For a definition of "senior indebtedness," see "Subordinated Debt Securities—Subordination" below.

        Limitation on Disposition of Stock of Principal Subsidiary Bank.    The senior indenture contains a covenant by us that, so long as any of the senior debt securities are outstanding, neither we nor any of our wholly-owned subsidiaries will dispose of any shares of voting stock of our principal subsidiary bank, or any securities convertible into, or options, warrants, or rights to purchase, shares of voting stock of our principal subsidiary bank, except to Associated Banc-Corp or another of our wholly-owned subsidiaries. In addition, the covenant provides that neither we nor any of our wholly-owned subsidiaries will permit our principal subsidiary bank to issue any shares of its voting stock (other than directors' qualifying shares), or securities convertible into, or options, warrants, or rights to purchase, shares of its voting stock.

        The above covenant is subject to our rights in connection with a consolidation or merger of Associated Banc-Corp with or into another person or a sale of our assets. The covenant also will not apply if:

          (1)   (a) the disposition in question is made for fair market value, as determined by the board of directors of Associated Banc-Corp; and (b) after giving effect to the disposition, we and any one or more of our wholly-owned subsidiaries will collectively own at least 80% of the issued and outstanding voting stock of the principal subsidiary bank in question or any successor to that principal subsidiary bank, free and clear of any security interest; or

          (2)   the disposition in question is made in compliance with an order or direction of a court or regulatory authority of competent jurisdiction.

        The above covenant also does not restrict our principal bank subsidiary from being consolidated with or merged into another domestic banking corporation, if after the merger or consolidation, (A) Associated Banc-Corp, or its successor, and any one or more of our wholly-owned subsidiaries own at least 80% of the voting stock of the resulting bank, and (B) no event of default, and no event which, after notice or lapse of time or both, would become an event of default under the senior indenture shall have happened and be continuing.

        The senior indenture defines the term "principal subsidiary bank" to mean any of our subsidiaries which is a commercial bank and which has total assets equal to 30 percent or more of the total consolidated assets of Associated Banc-Corp as of the date of our most recent audited consolidated financial statements. At present, Associated Bank, National Association is our sole subsidiary bank which constitutes a principal subsidiary bank under this definition. As used above, "voting stock" means a class of stock having general voting power under ordinary circumstances irrespective of the happening of a contingency. The above covenant would not prevent our principal subsidiary bank from engaging in a sale of assets to the extent otherwise permitted by the senior indenture.

        Events of Default.    The senior indenture defines an event of default with respect to any series of senior debt securities as any one of the following events:

          (1)   default in the payment of interest on any senior debt security of that series and the continuance of that default for 30 days;

          (2)   default in the payment of principal of, or premium, if any, on, any senior debt security of that series at maturity;

          (3)   default in the deposit of any sinking fund payment applicable to any senior debt security of that series and the continuance of that default for 5 days;

          (4)   default in the performance, or breach, of any of the other covenants or warranties in the senior indenture, and continuance of such default or breach for a period of 60 days after notice has been given to us by the trustee or to us and the trustee by the holders of not less than 25% in principal amount of the outstanding securities of that series;

          (5)   specified events of bankruptcy, insolvency, or reorganization of Associated Banc-Corp; and

          (6)   any other event of default specified with respect to senior debt securities of that series.

        If any event of default with respect to senior debt securities of any series occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of that series may declare the principal amount (or, if the senior debt securities of that series are original issue discount senior debt securities, a specified portion of the principal amount) of all senior debt securities of that series to be due and payable immediately. No such declaration is required upon specified events of bankruptcy, insolvency or reorganization. Subject to certain conditions, the holders of a majority in principal amount of the outstanding senior debt securities of that series may annul the declaration.

        We will describe in the applicable prospectus supplement any particular provisions relating to the acceleration of the maturity of a portion of the principal amount of original issue discount senior debt securities upon an event of default.

        Subject to the duty to act with the required standard of care during a default, the trustee is not obligated to exercise any of its rights or powers under the senior indenture at the request or direction of any of the holders of senior debt securities, unless the holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee. The senior indenture provides that the holders of a majority in principal amount of outstanding senior debt securities of any series may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee for that series, or exercising any trust or other power conferred on the trustee. However, the trustee may decline to act if the direction is contrary to law or the senior indenture.

        The senior indenture includes a covenant requiring us to file annually with the trustee a certificate of no default or specifying any default that exists.

        Defeasance and Covenant Defeasance.    The senior indenture contains a provision that, if made applicable to any series of senior debt securities, permits us to elect:

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  defeasance, which would discharge us from all of our obligations (subject to limited exceptions) with respect to any senior debt securities of that series then outstanding, and/or

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  covenant defeasance, which would release us from our obligations under specified covenants and the consequences of the occurrence of an event of default resulting from a breach of these covenants.

        To make either of the above elections, we must deposit in trust with the trustee money and/or U.S. government obligations (as defined below) or, with respect to senior debt securities denominated in a foreign currency, foreign government obligations (as defined below) which, through the payment of principal and interest in accordance with their terms, will provide sufficient money, without reinvestment, to repay in full those senior debt securities.

        As used in the senior indenture, "U.S. government obligations" are:

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  direct obligations of the U.S. or of an agency or instrumentality of the U.S., in either case that is guaranteed as a full faith and credit obligation of the U.S. and that is not redeemable by the issuer; and

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  certain depositary receipts with respect to an obligation referred to in clause immediately above.

        As used in the senior indenture, "foreign government obligations" are direct obligations of a foreign government or governments or of an agency or instrumentality of such foreign government or governments, in either case that is guaranteed as a full faith and credit obligation of such foreign government or governments and that is not callable or redeemable by the issuer.

        As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel that the holders of the senior debt securities will not recognize income, gain, or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if defeasance or covenant defeasance had not occurred. That opinion, in the case of defeasance, but not covenant defeasance, must refer to and be based upon a ruling received by us from the Internal Revenue Service or published as a revenue ruling or upon a change in applicable federal income tax law.

        If we exercise our covenant defeasance option with respect to a particular series of senior debt securities, then even if there were a default under the related covenant, payment of those senior debt securities could not be accelerated. We may exercise our defeasance option with respect to a particular series of senior debt securities, even if we previously had exercised our covenant defeasance option. If we exercise our defeasance option, payment of those senior debt securities may not be accelerated because of any event of default. If we exercise our covenant defeasance option and acceleration were to occur, the realizable value at the acceleration date of the money and U.S. government obligations in the defeasance trust could be less than the principal and interest then due on those senior debt securities. This is because the required deposit of money and/or U.S. government obligations in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

        Modification and Waiver.    The senior indenture provides that we, together with the trustee, may enter into supplemental indentures without the consent of the holders of senior debt securities to:

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  evidence the assumption by another person of our obligations;

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  add covenants for the benefit of the holders of all or any series of senior debt securities;

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  add any additional events of default;

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  add to or change the senior indenture to permit or facilitate the issuance of debt securities in bearer form;

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  add to, change or eliminate a provision of the senior indenture if such addition, change or elimination does not apply to a senior debt security created prior to the execution of such supplemental indenture, or modify the rights of a holder of any senior debt security with such provision;

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  secure any senior debt security;

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  establish the form or terms of senior debt securities of any series;

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  evidence the acceptance of appointment by a successor trustee and to add to or change any of the provisions of the senior indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee; or

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  cure any ambiguity or correct any inconsistency in the senior indenture or make other changes, provided that any such action does not adversely affect the interests of the holders of senior debt securities of any affected series in any material respect.

        Other amendments and modifications of the senior indenture may be made with the consent of the holders of not less than a majority of the aggregate principal amount of each series of the outstanding senior debt securities affected by the amendment or modification. No modification or amendment may, however, without the consent of the holder of each outstanding senior debt security affected:

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  change the stated maturity of the principal of or any installment of principal or interest, if any, on any such senior debt security;

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  reduce the principal amount of (or premium, if any) or the interest rate, if any, on any such senior debt security or the principal amount due upon acceleration of an original issue discount security;

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  change the place or currency of payment of principal of (or premium, if any) or the interest, if any, on such senior debt security;

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  impair the right to sue for the enforcement of any such payment on or with respect to any such senior debt security;

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  reduce the percentage of holders of senior debt securities necessary to modify or amend the senior indenture; or

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  modify the foregoing requirements or reduce the percentage of outstanding securities necessary to waive compliance with certain provisions of the senior indenture or for waiver of certain defaults.

        The holders of at least a majority of the aggregate principal amount of the outstanding securities of any series may, on behalf of all holders of that series, waive our required compliance with certain restrictive provisions of the senior indenture and may waive any past default under the senior indenture, except a default in the payment of principal, premium, or interest or in the performance of certain covenants.

        Consolidation, Merger, and Sale of Assets.    We may, without the consent of the holders of any senior debt securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person, or permit another corporation to merge into Associated Banc-Corp, as long as:

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  the successor is a person organized under U.S. law;

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  the successor, if not us, assumes our obligations on the senior debt securities and under the senior indenture;

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  after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

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  we have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease of our properties and assets complies with the senior indenture and that all conditions precedent to such transaction have been complied with.

Subordinated Debt Securities

        The subordinated debt securities will be direct, unsecured general obligations of Associated Banc-Corp. The subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness—and, in certain circumstances described below relating to our dissolution, winding-up, liquidation, or reorganization—to all other financial obligations. The subordinated indenture does not limit the amount of debt, including senior indebtedness, or other financial obligations we may incur.

        Unless otherwise specified in the applicable prospectus supplement, the maturity of the subordinated debt securities will be subject to acceleration only upon our bankruptcy or reorganization. See "—Events of Default" below.

        The holders of subordinated debt securities of a series that are specified to be convertible into our common stock or other securities will be entitled as specified in the applicable prospectus supplement to convert those convertible subordinated debt securities into common stock or such other securities, at the conversion price, at the times, and on the terms set forth in the prospectus supplement.

        Subordination.    The subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness and effectively subordinated to all existing and future debt and other liabilities of our subsidiaries and, upon the occurrence of certain events of insolvency, will be subordinated to the prior payment in full of our general obligations.

        As used in this prospectus, "senior indebtedness" means (1) the principal of (and premium, if any) and interest in respect of indebtedness of the Company for purchased or borrowed money, whether or not evidenced by securities, notes, debentures, bonds or other similar instruments issued by the Company; (2) all capital lease obligations of the Company; (3) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any conditional sale or title retention agreement, but excluding trade accounts payable in the ordinary course of business; (4) all obligations of the Company in respect of any letters of credit, bankers' acceptance, security purchase facilities and similar credit transactions; (5) all obligations of the Company in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements; (6) all obligations of the type referred to in clauses (1)

through (5) of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; (7) all obligations of the type referred to in clauses (1) through (6) of other persons secured by any lien on any property or asset of the Company whether or not such obligation is assumed by the Company; and (8) any deferrals, renewals or extensions of any such senior indebtedness. Senior indebtedness does not include the subordinated debt securities issued under the subordinated indenture, any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, subordinated debt securities issued under the subordinated indenture, and any indebtedness between or among the Company and its affiliates, including all other debt securities and guarantees in respect of debt securities issued to any trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing vehicle of the Company in connection with the issuance by such financing vehicle of capital securities or other securities guaranteed by the Company pursuant to an instrument that ranks on an equal basis with or junior in respect of payment to subordinated debt securities issued under the subordinated indenture.

        The subordinated indenture defines "general obligations" as all obligations of the Company to make payment on account of claims of general creditors, other than (A) obligations on account of senior indebtedness and (B) obligations on account of subordinated debt securities issued under the subordinated indenture and indebtedness for money borrowed ranking pari passu with or subordinate to subordinated debt securities issued under the subordinated indenture.

        If the Board of Governors of the Federal Reserve System (or other Federal banking supervisor that is at the time of determination the Company's primary Federal banking supervisor) shall promulgate any rule or issue any interpretation defining or describing the term "general creditor" or "general creditors" or "senior indebtedness" for purposes of its criteria for the inclusion of subordinated debt of a bank holding company (including a financial holding company, if applicable) in capital, or otherwise defining or describing the obligations to which subordinated debt of a bank holding company (including a financial holding company, if applicable) must be subordinated to be included in capital, to include any obligations not included in the definition of "senior indebtedness" under the subordinated indenture, the term "general obligations" will mean such obligations as defined or described in the first such rule or interpretation, other than obligations described in clauses (A) and (B) above.

        If the maturity of any subordinated debt securities is accelerated, the holders of all senior indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon before the holders of subordinated debt securities will be entitled to receive any payment upon the principal of (or premium, if any) or interest, if any, on the subordinated debt securities.

        No payments on account of principal (or premium, if any) or interest, if any, in respect of the subordinated debt securities may be made if there shall have occurred and be continuing:

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  a default in the payment of principal of (or premium, if any) or interest on senior indebtedness;

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  an event of default with respect to any senior indebtedness resulting in the acceleration of the maturity thereof; or

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  if any judicial proceeding shall be pending with respect to any such default.

        In addition, upon our dissolution, winding-up, liquidation, or reorganization:

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  we must pay to the holders of senior indebtedness the full amounts of principal of, premium, if any, and interest, if any, on the senior indebtedness before any payment or distribution is made on the subordinated debt securities, and

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  if, after we have made those payments on the senior indebtedness, amounts are available for payment on the subordinated debt securities and creditors who hold other financial obligations have not received their full payments, then we will first use amounts available for payment on the subordinated debt securities to pay in full all other financial obligations before we may make any payment on the subordinated debt securities.

        No Limitation on Disposition of Voting Stock of Principal Subsidiary Bank.    The subordinated indenture does not contain a covenant prohibiting us from selling or otherwise disposing of any shares of voting stock of our subsidiary bank, or securities convertible into, or options, warrants, or rights to purchase shares of, voting stock of our subsidiary bank. The subordinated indenture also does not prohibit our subsidiary bank from issuing any shares of their voting stock or securities convertible into, or options, warrants, or rights to purchase shares of, their voting stock.

        Events of Default.    An event of default under the subordinated indenture with respect to subordinated debt securities of any series occurs upon certain events in bankruptcy, insolvency or reorganization involving us and any other event of default regarding that series of debt securities. If an event of default in connection with any outstanding series of subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series (or, if any securities of that series are original issue discount securities, such portion of the principal amount of such securities as may be specified by the terms thereof) may declare the principal amount due and payable immediately. Subject to certain conditions, the declaration of acceleration may be rescinded and annulled by the holders of a majority of the principal amount of subordinated debt securities of that series.

        In addition, the subordinated indenture also provides for defaults, which are not events of default and do not entitle the holders to accelerate the principal of the subordinated debt securities. The following are defaults under the subordinated indenture with respect to subordinated debt securities of a series:

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  our failure to pay principal of, or any premium on, any debt security of that series when the payment is due;

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  our failure to pay any interest on any debt security of that series when the interest payment is due, and continuance of this default for 30 days;

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  our default in the performance, or breach, of any of our covenants or warranties in the indenture, other than a covenant or warranty included in the indenture solely for the benefit of a different series of subordinated debt securities, which has continued for 60 days after we have been given written notice of the default as provided in the indenture;

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  any event of default under the subordinated indenture; and

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  any other default regarding that series of debt securities.

        If there is a default in payment of principal or interest (not cured within 30 days) in connection with any outstanding series of subordinated debt securities and upon demand of the trustee, we will be required to pay the whole principal amount (and premium, if any) and interest, if any, then due and payable on the subordinated debt securities of that series to the trustee for the benefit of the holders of the outstanding subordinated debt securities of that series.

        Defeasance and Covenant Defeasance.    The subordinated indenture contains a provision that, if made applicable to any series of subordinated debt securities, permits us to elect defeasance and/or covenant defeasance under the same terms described above in "Senior Debt Securities—Defeasance and Covenant Defeasance."

        Modification and Waiver.    The subordinated indenture contains provisions providing for the amendment or modification of the subordinated indenture and waiver of compliance with certain provisions or past defaults under the same terms described above in "Senior Debt Securities—Modification and Waiver". Additionally, no modification or amendment to the subordinated indenture may, without the consent of the holder of each outstanding subordinated debt security affected:

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  modify the subordination provisions of the subordinated debt securities of any series in a manner adverse to the holders of the subordinated debt securities; or

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  adversely affect the right to convert any subordinated debt security.

        Consolidation, Merger, and Sale of Assets.    We may, without the consent of the holders of any subordinated debt securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person or permit another corporation to merge into Associated Banc-Corp under the same terms described above in "Senior Debt Securities—Consolidation, Merger, and Sale of Assets."

        Conversion.    The subordinated indenture contains provisions providing for the designation of any series of subordinated debt securities as convertible into our common stock upon the exercise by the holder of the right to convert such series of subordinated debt securities into common stock in accordance with the terms of the subordinated indenture.

Information Concerning the Trustee

        Associated Banc-Corp and some of our subsidiaries maintain deposits and conduct other banking transactions with the trustee under each of the senior indenture and the subordinated indenture in the ordinary course of business.

Governing Law

        The senior indenture, the subordinated indenture, the senior debt securities, and the subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF COMMON STOCK

        We have one class of common stock, the Associated Banc-Corp common stock. Of the 250,000,000 shares of our common stock with a par value of $0.01 per share authorized, 170,495,173 shares were outstanding as of March 23, 2018, exclusive of shares held in treasury.

        The following summary of the material terms and rights of our common stock is not complete. You should refer to the applicable provision of our Amended and Restated Articles of Incorporation, as amended, for a complete statement of the terms and rights of our common stock.

Dividend Rights

        Holders of our common stock are entitled to receive dividends when, as, and if declared by our board of directors out of our assets legally available for payment, subject to the rights of holders of our Series C and Series D Preferred Stock and any other series of preferred stock that may be designated, issued and outstanding from time to time, if and to the extent so provided under the terms of such series. No share of our common stock is entitled to any preferential treatment with respect to dividends.

Voting Rights

        Each holder of our common stock will be entitled at each shareholders' meeting, with regard to each matter to be voted on, to cast one vote, in person or by proxy, for each share of our common stock registered in his or her name on our stock transfer books. Subject to the rights, if any, of the holders of any series of preferred stock under their respective certificates of designations and applicable law, all voting rights are vested in the holders of shares of our common stock. Voting rights are not cumulative, which means that holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors, and the holders of the remaining shares will not be able to elect any directors.

Rights Upon Liquidation

        Subject to and to the extent of the rights of holders of any of our preferred stock which may be designated, issued and outstanding from time to time, in the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of our common stock will be entitled to receive all of our assets remaining for distribution to our shareholders, on a pro rata basis.

Miscellaneous

        Shares of our common stock are not convertible into shares of any other class of capital stock. Shares of our common stock are not and will not be entitled to any preemptive or subscription rights. The issued and outstanding shares of our common stock are fully paid and nonassessable. The transfer agent, registrar, and dividend disbursement agent for our common stock shall be named in the applicable prospectus supplement.

DESCRIPTION OF PREFERRED STOCK

        Under our Amended and Restated Articles of Incorporation, as amended, our board of directors is authorized, without further shareholder action, to issue up to 750,000 shares of preferred stock, $1.00 par value per share, in one or more series, and to determine the preferences, limitations and relative rights of each series. Except for the (i) 65,000 shares of our 8.00% Perpetual Preferred Stock, Series B, with a liquidation preference of $1,000 per share, none of which were outstanding as of March 23, 2018; (ii) 65,000 shares of our 6.125% Non-Cumulative Perpetual Preferred Stock, Series C, with a liquidation preference of $1,000 per share, all of which were outstanding as of March 23, 2018 and (iii) 100,000 shares of our 5.375% Non-Cumulative Perpetual Preferred Stock, Series D, with a liquidation preference of $1,000 per share, all of which were outstanding as of March 23, 2018, no shares of our authorized preferred stock are currently designated or outstanding. We may amend our Amended and Restated Articles of Incorporation, as amended, to increase the number of authorized shares of preferred stock in a manner permitted by our Amended and Restated Articles of Incorporation and the Wisconsin Business Corporation Law.

        Under regulations adopted by the Federal Reserve Board, if the holders of any series of our preferred stock become entitled to vote for the election of directors because dividends on that series are in arrears, that series may then be deemed a "class of voting securities." In such a case, a holder of 25% or more of the series, or a holder of 5% or more if that holder would also be considered to exercise a "controlling influence" over Associated Banc-Corp, may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act of 1956. In addition, (1) any other bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire or retain 5% or more of that series, and (2) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 10% or more of that series.

        We will describe the particular terms of any series of preferred stock being offered in the prospectus supplement relating to that series of preferred stock. Those terms may include, without limitation:

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  the number of shares being offered;

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  the title and liquidation preference per share;

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  the purchase price;

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  the dividend rate or method for determining that rate;

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  the dates on which dividends will be paid;

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  whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to accumulate;

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  any applicable redemption or sinking fund provisions;

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  any applicable conversion provisions;

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  any applicable voting rights;

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  whether we have elected to offer depositary shares with respect to that series of preferred stock; and

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  any additional dividend, liquidation, redemption, sinking fund, and other rights and restrictions applicable to that series of preferred stock.

        We will disclose the terms of any series of preferred stock being offered in the prospectus supplement relating to that series of preferred stock. The following summary is not complete. You should also refer to our Amended and Restated Articles of Incorporation, as amended, and to our Articles of Amendment relating to the series of the preferred stock being offered for the complete terms of that series of preferred stock. We will file amendments to our Articles of Incorporation designating and setting forth the terms of each series of preferred stock with the SEC promptly after the offering of any such series of preferred stock.

        The preferred stock will, when issued, be fully paid and nonassessable. The preferred stock will have no preemptive or other subscription rights, nor will it be entitled, as of right, to purchase or subscribe for any part of our unissued stock or of any additional stock issued by reason of any increase in our authorized capital stock or other securities whether or not convertible into shares of our common stock.

6.125% Non-Cumulative Perpetual Preferred Stock, Series C

        As of March 23, 2018, there were 65,000 shares of our 6.125% Non-Cumulative Perpetual Preferred Stock, Series C, par value of $1.00 per share, with a liquidation preference of $1,000 per share (the "Series C Preferred Stock" or the "Series C Shares") issued and outstanding. The depositary is the sole holder of the Series C Preferred Stock, as described under "Depositary Shares Representing the Series C Shares" below, and all references in this prospectus to the holders of the Series C Shares shall mean the depositary. However, the holders of the depositary shares representing the Series C Shares are entitled, through the depositary, to exercise the rights and preferences of the holders of the Series C Shares, as described under "Depositary Shares Representing the Series C Shares." This summary of the Series C Preferred Stock does not purport to be complete in all respects. This summary is subject to and qualified in its entirety by reference to our Amended and Restated Articles of Incorporation, as amended, including the Articles of Amendment with respect to the designation of the Series C Preferred Stock, copies of which are incorporated by reference to the registration statement of which this prospectus is a part and are also available upon request from us.

        Each holder of Series C Shares is entitled to receive cash dividends when, as and if declared out of assets legally available for payment in respect of the Series C Shares by our Board of Directors or a duly authorized committee of the Board in their sole discretion. Dividends will be non-cumulative. If we do not declare dividends or do not pay dividends in full on the Series C Shares on any date on which dividends are due, then these undeclared and unpaid dividends will not cumulate, accrue or be payable.

        The Series C Shares have a fixed liquidation preference of $1,000 per share (equivalent to $25 per depositary share). If we liquidate, dissolve or wind up our business and affairs, holders of Series C Shares will be entitled to receive, out of our assets that are available for distribution to shareholders, an amount per Series C Share equal to the liquidation preference per Share plus an amount with respect to dividends as and to the extent described below under "—Liquidation Rights."

        The Series C Shares are not convertible into, or exchangeable for, shares of our common stock or any other class or series of our stock or other securities. The Series C Shares are not subject to any sinking fund or any other obligation of us to redeem or repurchase the Series C Shares.

Ranking

        The Series C Shares rank, as to the payment of dividends and the amounts to be paid upon liquidation, dissolution or winding up, senior to our common stock and any other class or series of shares ranking junior to the Series C Shares. The Series C Shares rank equally with our 5.375% Non-Cumulative Perpetual Preferred Stock, Series D, and our 8.00% Perpetual Preferred Stock, Series B (none of which is currently outstanding), and at least equally with any other series of preferred stock ranking equal to the Series C Shares as to payment of dividends or the amounts to be paid upon liquidation, dissolution or winding up, as applicable.

        During any Dividend Period (as defined below), so long as any Series C Shares remain outstanding, unless (a) the full dividends for the then-current Dividend Period on all outstanding Series C Shares have been paid, or declared and funds set aside therefor and (b) we are not in default on our obligation to redeem any Series C Shares that have been called for redemption as described below under "Redemption":

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  no dividend whatsoever shall be paid or declared on our common stock or other junior stock, other than a dividend payable solely in junior stock; and

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  no common stock or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by us.

        On any Dividend Payment Date (as defined below) for which full dividends are not paid, or declared and funds set aside therefor, upon the Series C Shares and other equity securities designated as ranking on parity with the Series C Shares as to payment of dividends ("dividend parity stock"), all dividends paid or declared for payment on that Dividend Payment Date with respect to the Series C Shares and the dividend parity stock shall be shared:

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  first ratably by the holders of any such shares, who have the right to receive dividends with respect to Dividend Periods prior to the then-current Dividend Period, in proportion to the respective amounts of the undeclared and unpaid dividends relating to prior Dividend Periods; and

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  thereafter by the holders of these shares on a pro rata basis.

        We have agreed, in the Articles of Amendment to our Amended and Restated Articles of Incorporation establishing the terms of the Series C Shares, not to issue preferred stock having dividend payment dates that are not also Dividend Payment Dates for the Series C Shares.

        Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series C Shares from time to time out of any funds legally available for such payment, and the Series C Shares shall not be entitled to participate in any such dividend.

Dividends

  General

        Dividends on the Series C Shares are not mandatory. Holders of Series C Shares, in preference to the holders of our common stock and of any other shares of our stock ranking junior to the Series C Shares as to payment of dividends, will be entitled to receive, only when, as and if declared by our board of directors or a duly authorized committee of the board, and only out of assets legally available for the payment of dividends under Wisconsin law, non-cumulative cash dividends at a rate per annum equal to 6.125%, applied to the fixed liquidation preference of $1,000 per share (equivalent to $25 per depositary share). Dividends on the Series C Shares are payable quarterly in arrears on the 15th day of March, June, September and December of each year (each, a "Dividend Payment Date"), with respect to the Dividend Period, or portion thereof, ending on the day preceding the respective Dividend Payment Date. A "Dividend Period" means each period commencing on (and including) a Dividend Payment Date and continuing to (but not including) the next succeeding Dividend Payment Date, except that the first Dividend Period for the initial issuance of Shares commenced upon (and included) the date of original issuance of the Series C Shares. If additional Series C Shares are issued at a future date, the first Dividend Period for such Series C Shares will commence upon (and include) (i) if the Series C Shares are issued on a Dividend Payment Date, the date on which the Series C Shares were issued and (ii) if the Series C Shares are not issued on a Dividend Payment Date, the most recent Dividend Payment Date preceding the date on which the Series C Shares were issued.

        Dividends will be paid to holders of record on the 15th calendar date (whether or not a Business Day) before such Dividend Payment Date or such other record date not more than 60 days nor less than 10 days preceding such Dividend Payment Date and fixed for that purpose by our board of directors or a committee thereof in advance of payment of each particular dividend. The corresponding record dates for the depositary shares are the same as the record dates for the Series C Shares. As used in this section, "Business Day" means each weekday on which banking institutions in the City of New York are not authorized or obligated by law, regulation or executive order to close.

        The dividend payable per Series C Share for any Dividend Period is computed on the basis of a 360-day year consisting of twelve 30-day months. If a Dividend Payment Date is not a Business Day, the applicable dividend will be paid on the first Business Day following that day without adjustment.

        We are subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums, and dividends on the Series C Shares will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with laws or regulations applicable thereto, including applicable capital adequacy guidelines. The Federal Reserve Board (including any successor bank regulatory authority that may become our Appropriate Federal Banking Agency, as defined below), is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, we are subject to Wisconsin state laws relating to the payment of dividends.

  Dividends are Non-Cumulative

        Dividends on the Series C Shares are non-cumulative. We have no obligation to pay dividends for the corresponding Dividend Period after that Dividend Payment Date or to pay interest with respect to these dividends, whether or not we declare dividends on the Series C Shares for any subsequent Dividend Period.

Redemption

  Optional Redemption

        The Series C Shares are not subject to any mandatory redemption, sinking fund or other similar provisions. However, the Series C Shares may be redeemed on or after June 15, 2020 ("Optional Redemption"). On that date or on any Dividend Payment Date thereafter, the Series C Shares may be redeemed from time to time, in whole or in part, at our option, subject to the approval of the Appropriate Federal Banking Agency, at the cash redemption price provided below. Dividends will not accrue on those Series C Shares on and after the redemption date. Neither the holders of Series C Shares nor the holders of the related depositary shares have the right to require the redemption or repurchase of the Series C Shares.

  Redemption Following a Regulatory Capital Event

        We may redeem the Series C Shares at any time within 90 days following a regulatory capital treatment event, in whole but not in part, at our option, subject to the approval of the Federal Reserve or other Appropriate Federal Banking Agency, at the cash redemption price provided below ("Regulatory Event Redemption"). A "regulatory capital treatment event" means our good faith determination that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the Series C Shares; (ii) any proposed change in those laws or regulations that is announced after the initial issuance of the Series C Shares; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the Series C Shares, there is more than an insubstantial risk that we will not be entitled to treat the full liquidation value of the Series C Shares then outstanding as "Tier 1 Capital" (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the Federal Reserve (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency), as then in effect and applicable, for as long as any Series C Share is outstanding. Dividends will not accrue on those Series C Shares on and after the redemption date. "Appropriate Federal Banking Agency" means the "appropriate federal banking agency" with respect to us as defined in Section (3)(q) of the Federal Deposit Insurance Act.

  Redemption Price

        The redemption price for any redemption of Series C Shares, whether an Optional Redemption or Regulatory Event Redemption, will be equal to $1,000 per Series C Share (equivalent to $25 per depositary share) plus (a) in the case of an Optional Redemption, the sum of any declared and unpaid dividends for any prior Dividend Periods, without accumulation of any undeclared dividends, or (b) in the case of a Regulatory Event Redemption, the sum of any declared and unpaid dividends for any prior Dividend Periods and accrued but unpaid and undeclared dividends for the then-current Dividend Period to but excluding the date of redemption. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the dividend record date for a Dividend Period will not be paid to the holder entitled to receive the redemption price on the redemption date, but rather will be paid to the holder of record of the redeemed shares on such dividend record date relating to the Dividend Payment Date.

  Redemption Procedures

        If Series C Shares are to be redeemed, we will provide notice by first class mail, postage prepaid, addressed to the holders of record of the Series C Shares to be redeemed, mailed not less than 30 days and not more than 60 days before the date fixed for redemption thereof (provided, however, that if the Shares or the depositary shares representing the Series C Shares are held in book-entry form through The Depository Trust Company, or "DTC," we may give this notice in any manner permitted by DTC). Any notice mailed or otherwise given as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives this notice, and failure duly to give this notice by mail or otherwise, or any defect in this notice or in the mailing or provision of this notice, to any holder of Series C Shares designated for redemption will not affect the redemption of any other Series C Shares. Each notice of redemption will include a statement setting forth:

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  the redemption date;

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  the number of Series C Shares to be redeemed and, if less than all the Series C Shares held by the holder are to be redeemed, the number of Series C Shares to be redeemed from the holder;

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  the redemption price; and

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  the place or places where the Series C Shares are to be surrendered for payment of the redemption price.

        If notice of redemption of any Series C Shares has been duly given and if the funds necessary for the redemption have been set aside by us for the benefit of the holders of any Series C Shares so called for redemption, then, on and after the redemption date, those Series C Shares will no longer be deemed outstanding and all rights of the holders of those Series C Shares (including the right to receive any dividends) will terminate, except the right to receive the redemption price.

        In the case of any redemption of only part of the Series C Shares at the time outstanding, the Series C Shares to be redeemed will be selected either pro rata or by lot. Subject to the provisions described in this section, the Board of Directors will have the full power and authority to prescribe the terms and conditions upon which Series C Shares shall be redeemed from time to time.

        Under the Federal Reserve's current risk-based capital guidelines applicable to bank holding companies, any redemption of the Series C Shares is subject to prior approval by the Federal Reserve. Any redemption of the Series C Shares is subject to our receipt of any required prior approval by the Federal Reserve and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the Federal Reserve applicable to the redemption of the Series C Shares.

        Neither the holders of the Series C Shares nor the holders of the related depositary shares have the right to require the redemption or repurchase of the Series C Shares.

Liquidation Rights

        In the event that we liquidate, dissolve or wind up our business and affairs, either voluntarily or involuntarily, holders of Series C Shares will be entitled to receive an amount per Share (the "Total Liquidation Amount") equal to the fixed liquidation preference of $1,000 per Series C Share (equivalent to $25 per depositary share) plus, the sum of any declared and unpaid dividends for Dividend Periods prior to the dividend period in which the liquidation distribution is made and declared and, if applicable, a pro rata portion of any declared and unpaid dividends for the then-current Dividend Period in which the liquidation distribution is made to the date of such liquidation distribution. Holders of the Series C Shares will be entitled to receive the Total Liquidation

Amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other class or series of shares ranking junior to the Series C Shares with respect to that distribution.

        If our assets are not sufficient to pay the Total Liquidation Amount in full to all holders of Series C Shares and all holders of any shares of our stock having the same rank as the Series C Shares with respect to any such distribution, the amounts paid to the holders of Series C Shares and such other shares will be paid pro rata in accordance with the respective Total Liquidation Amount to which those holders are entitled. If the Total Liquidation Amount per Series C Share has been paid in full to all holders of Shares and the liquidation preference of any other shares having the same rank as the Series C Shares has been paid in full, the holders of our common stock or any other shares ranking, as to such distribution, junior to the Series C Shares will be entitled to receive all of our remaining assets according to their respective rights and preferences.

        For purposes of the liquidation rights, neither the sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other entity or by another entity with or into us will constitute a liquidation, dissolution or winding up of our business or affairs.

        Because we are a holding company, our rights and the rights of our creditors and our shareholders, including the holders of the Series C Shares, to participate in the assets of any of our subsidiaries upon that subsidiary's liquidation or recapitalization may be subject to the prior claims of that subsidiary's creditors, except to the extent that we are a creditor with recognized claims against the subsidiary.

Voting Rights

        The holders of Series C Shares will not have any voting rights and will not be entitled to elect any directors, except as indicated below or otherwise specifically required by law. Each holder of Series C Shares will have one vote per Series C Share (or one vote per 40 depositary shares) on any matter on which holders of Series C Shares are entitled to vote, including any action by written consent.

  Right to Elect Two Directors Upon Non-Payment of Dividends

        If and whenever the dividends on the Series C Shares and any other class or series of our stock that ranks on parity with Series C Shares as to payment of dividends and that has voting rights equivalent to those described in this paragraph ("voting parity stock") have not been declared and paid in an aggregate amount equal, as to any such class or series, to at least six quarterly dividends (whether or not consecutive), the authorized number of our directors then constituting our Board of Directors will automatically be increased by two. Holders of Series C Shares, together with the holders of all other affected classes and series of voting parity stock, voting as a single class, will be entitled to elect the two additional members of our Board of Directors (the "Preferred Stock Directors") at any annual meeting of shareholders or any special meeting of the holders of Series C Shares and any voting parity stock for which dividends have not been paid, called as provided below, but only if the election of any Preferred Stock Directors would not cause us to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. In addition, our Board of Directors shall at no time have more than two Preferred Stock Directors.

        At any time after this voting power has vested as described above, our Secretary may, and upon the written request of holders of record of at least 20% of the outstanding Series C Shares and voting parity stock (addressed to the Secretary at our principal office) must, call a special meeting of the holders of Series C Shares and voting parity stock for the election of the Preferred Stock Directors.

Notice for a special meeting will be given in a similar manner to that provided in our by-laws for a special meeting of the shareholders, which we will provide upon request, or as required by law. If our Secretary is required to call a meeting but does not do so within 20 days after receipt of any such request, then any holder of Series C Shares may (at our expense) call such meeting, upon notice as provided in this section, and for that purpose will have access to our stock books.

        The Preferred Stock Directors elected at any such special meeting will hold office until the next annual meeting of our shareholders unless they have been previously terminated as described below. In case any vacancy occurs among the Preferred Stock Directors, a successor will be elected by our board of directors to serve until the next annual meeting of the shareholders upon the nomination of the then remaining Preferred Stock Director or, if no Preferred Stock Director remains in office, by the vote of the holders of record of a majority of the outstanding Series C Shares and voting parity stock, voting as a single class. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

        If full dividends have been paid on the Series C Shares and any non-cumulative voting parity stock for at least one year and all dividends on any cumulative voting parity stock have been paid in full then the right of the holders of Series C Shares to elect the Preferred Stock Directors will cease (but subject always to the same provisions for the vesting of these voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods), the terms of office of all Preferred Stock Directors will immediately terminate and the number of directors constituting our Board of Directors will be reduced accordingly.

  Other Voting Rights

        So long as any Series C Shares remain outstanding, the affirmative vote of the holders of at least two-thirds of the Series C Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), will be required to:

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  authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series C Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized shares of capital stock into Series C Shares; or

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  amend, alter or repeal the provisions of our Amended and Restated Articles of Incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series C Shares or the holders thereof;

provided, however, that with respect to the occurrence of any event set forth in the second bullet point above, so long as any Series C Shares remain outstanding with the terms thereof materially unchanged or new shares of the surviving corporation or entity are issued with the same terms as the Series C Shares, in each case taking into account that upon the occurrence of this event we may not be the surviving entity, the occurrence of any such event shall not be deemed to materially and adversely affect any right, preference, privilege or voting power of the Series C Shares or the holders thereof, and provided, further, that any increase in the amount of our authorized common stock or preferred stock or the creation or issuance of any other series of common stock or other equity securities ranking on a parity with or junior to the Series C Shares with respect to payment of dividends (whether such dividends are cumulative or non-cumulative) or the distribution of assets upon liquidation, dissolution or winding up and any change to the number of directors or number of classes of directors shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

        Under Wisconsin law, the vote of the holders of a majority of the outstanding Series C Shares, voting as a separate voting group, is required for:

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  certain amendments to our Amended and Restated Articles of Incorporation impacting the Series C Shares;

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  the approval of any dividend payable in Series C Shares to holders of shares of another class or series of our stock;

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  the approval of any proposed share exchange that includes Series C Shares; or

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  the approval of any plan of merger if the plan of merger contains a provision that, if contained in a proposed amendment to our Amended and Restated Articles of Incorporation, would require action on the proposed amendment.

        Further, in the case of any merger where we are the surviving corporation, the right of holders of the Series C Shares to vote separately as a group on a plan of merger does not apply if:

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  the articles of incorporation of the surviving corporation will not differ, with certain exceptions, from our articles of incorporation in effect prior to the merger;

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  each shareholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitation, and relative rights, immediately after the merger; and

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  the number of voting shares outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights or warrants issued pursuant to the merger, will not exceed by more than 20% the total number of voting shares of the surviving corporation outstanding immediately after the merger.

        The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required, all outstanding Series C Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of Series C Shares to effect the redemption.

Depositary, Transfer Agent, Registrar and Paying Agent

        Wells Fargo Bank, N.A. is the depositary, transfer agent, registrar and paying agent for the Series C Shares.

5.375% Non-Cumulative Perpetual Preferred Stock, Series D

        As of March 23, 2018, there were 100,000 shares of our 5.375% Non-Cumulative Perpetual Preferred Stock, Series D, par value of $1.00 per share, with a liquidation preference of $1,000 per share (the "Series D Preferred Stock" or the "Series D Shares") issued and outstanding. The depositary is the sole holder of the Series D Preferred Stock, as described under "Depositary Shares Representing the Series D Shares" below, and all references in this prospectus to the holders of the Series D Shares shall mean the depositary. However, the holders of the depositary shares representing the Series D Shares are entitled, through the depositary, to exercise the rights and preferences of the holders of the Series D Shares, as described under "Depositary Shares Representing the Series D Shares." This summary of the Series D Preferred Stock does not purport to be complete in all respects. This summary is subject to and qualified in its entirety by reference to our Amended and Restated Articles of Incorporation, as amended, including the Articles of Amendment with respect to the designation of the Series D Preferred Stock, copies of which are incorporated by reference to the registration statement of which this prospectus is a part and are also available upon request from us.

        Each holder of Series D Shares is entitled to receive cash dividends when, as and if declared out of assets legally available for payment in respect of the Series D Shares by our Board of Directors or a duly authorized committee of the Board in their sole discretion. Dividends will be non-cumulative. If we do not declare dividends or do not pay dividends in full on the Series D Shares on any date on which dividends are due, then these undeclared and unpaid dividends will not cumulate, accrue or be payable.

        The Series D Shares have a fixed liquidation preference of $1,000 per share (equivalent to $25 per depositary share). If we liquidate, dissolve or wind up our business and affairs, holders of Series D Shares will be entitled to receive, out of our assets that are available for distribution to shareholders, an amount per Series D Share equal to the liquidation preference per Share plus an amount with respect to dividends as and to the extent described below under "—Liquidation Rights."

        The Series D Shares are not convertible into, or exchangeable for, shares of our common stock or any other class or series of our stock or other securities. The Series D Shares are not subject to any sinking fund or any other obligation of us to redeem or repurchase the Series D Shares.

Ranking

        The Series D Shares rank, as to the payment of dividends and the amounts to be paid upon liquidation, dissolution or winding up, senior to our common stock and any other class or series of shares ranking junior to the Series C Shares. The Series C Shares rank equally with our 6.125% Non-Cumulative Perpetual Preferred Stock, Series C, and our 8.00% Perpetual Preferred Stock, Series B (none of which is currently outstanding), and at least equally with any other series of preferred stock ranking equal to the Series C Shares as to payment of dividends or the amounts to be paid upon liquidation, dissolution or winding up, as applicable.

        During any Dividend Period (as defined below), so long as any Series D Shares remain outstanding, unless (a) the full dividends for the then-current Dividend Period on all outstanding Series D Shares have been paid, or declared and funds set aside therefor and (b) we are not in default on our obligation to redeem any Series D Shares that have been called for redemption as described below under "Redemption":

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  no dividend whatsoever shall be paid or declared on our common stock or other junior stock, other than a dividend payable solely in junior stock; and

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  no common stock or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by us.

        On any Dividend Payment Date (as defined below) for which full dividends are not paid, or declared and funds set aside therefor, upon the Series D Shares and other equity securities designated as ranking on parity with the Series D Shares as to payment of dividends ("dividend parity stock"), all dividends paid or declared for payment on that Dividend Payment Date with respect to the Series D Shares and the dividend parity stock shall be shared:

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  first ratably by the holders of any such shares, who have the right to receive dividends with respect to Dividend Periods prior to the then-current Dividend Period, in proportion to the respective amounts of the undeclared and unpaid dividends relating to prior Dividend Periods; and

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  thereafter by the holders of these shares on a pro rata basis.

        We have agreed, in the Articles of Amendment to our Amended and Restated Articles of Incorporation establishing the terms of the Series D Shares, not to issue preferred stock having dividend payment dates that are not also Dividend Payment Dates for the Series D Shares.

        Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series D Shares from time to time out of any funds legally available for such payment, and the Series D Shares shall not be entitled to participate in any such dividend.

Dividends

  General

        Dividends on the Series D Shares are not mandatory. Holders of Series D Shares, in preference to the holders of our common stock and of any other shares of our stock ranking junior to the Series D Shares as to payment of dividends, will be entitled to receive, only when, as and if declared by our board of directors or a duly authorized committee of the board, and only out of assets legally available for the payment of dividends under Wisconsin law, non-cumulative cash dividends at a rate per annum equal to 5.375%, applied to the fixed liquidation preference of $1,000 per share (equivalent to $25 per depositary share). Dividends on the Series D Shares are payable quarterly in arrears on the 15th day of March, June, September and December of each year (each, a "Dividend Payment Date"), with respect to the Dividend Period, or portion thereof, ending on the day preceding the respective Dividend Payment Date. A "Dividend Period" means each period commencing on (and including) a Dividend Payment Date and continuing to (but not including) the next succeeding Dividend Payment Date, except that the first Dividend Period for the initial issuance of Shares commenced upon (and included) the date of original issuance of the Series D Shares. If additional Series D Shares are issued at a future date, the first Dividend Period for such Series D Shares will commence upon (and include) (i) if the Series D Shares are issued on a Dividend Payment Date, the date on which the Series D Shares were issued and (ii) if the Series D Shares are not issued on a Dividend Payment Date, the most recent Dividend Payment Date preceding the date on which the Series D Shares were issued.

        Dividends will be paid to holders of record on the 15th calendar date (whether or not a Business Day) before such Dividend Payment Date or such other record date not more than 60 days nor less than 10 days preceding such Dividend Payment Date and fixed for that purpose by our board of directors or a committee thereof in advance of payment of each particular dividend. The corresponding record dates for the depositary shares are the same as the record dates for the Series D Shares. As used in this section, "Business Day" means each weekday on which banking institutions in the City of New York are not authorized or obligated by law, regulation or executive order to close.

        The dividend payable per Series D Share for any Dividend Period is computed on the basis of a 360-day year consisting of twelve 30-day months. If a Dividend Payment Date is not a Business Day, the applicable dividend will be paid on the first Business Day following that day without adjustment.

        Dividends on shares of the Series D Preferred Stock are not cumulative and are not mandatory. If our Board of Directors (or a duly authorized committee of the Board) does not declare a dividend on the Series D Preferred Stock in respect of a Dividend Period, then no dividend will be deemed to have accrued for such Dividend Period, be payable on the related Dividend Payment Date, or accumulate, and we will have no obligation to pay any dividend accrued for such Dividend Period, whether or not our Board of Directors (or a duly authorized committee of the Board) declares a dividend on the Series D Preferred Stock or any other series of our preferred stock or on our common stock for any future Dividend Period. References to the "accrual" (or similar terms) of dividends in this prospectus refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.

        We are subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums, and dividends on the Series D Shares will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with laws or regulations applicable thereto, including applicable capital adequacy rules and regulations. The Federal Reserve Board (including any successor bank regulatory authority that may become our Appropriate Federal Banking Agency, as defined below), is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, we are subject to Wisconsin state laws relating to the payment of dividends.

Redemption

  Optional Redemption

        The Series D Shares are not subject to any mandatory redemption, sinking fund or other similar provisions. However, the Series D Shares may be redeemed on or after September 15, 2021 ("Optional Redemption"). On that date or on any Dividend Payment Date thereafter, the Series D Shares may be redeemed from time to time, in whole or in part, at our option, subject to the approval of the Appropriate Federal Banking Agency, at the cash redemption price provided below. Dividends will not accrue on those Series D Shares on and after the redemption date. Neither the holders of Series D Shares nor the holders of the related depositary shares have the right to require the redemption or repurchase of the Series D Shares.

  Redemption Following a Regulatory Capital Event

        We may redeem the Series D Shares at any time within 90 days following a regulatory capital treatment event, in whole but not in part, at our option, subject to the approval of the Federal Reserve or other Appropriate Federal Banking Agency, at the cash redemption price provided below ("Regulatory Event Redemption"). A "regulatory capital treatment event" means our good faith determination that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the Series D Shares; (ii) any proposed change in those laws or regulations that is announced after the Issue Date (the "Issue Date"); or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the Issue Date, there is more than an insubstantial risk that we will not be entitled to treat the full liquidation preference of the Series D Shares then outstanding as "Tier 1 Capital" (or its equivalent) for purposes of the capital adequacy rules or regulations of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor Appropriate Federal Banking Agency), as then in effect and applicable, for as long as any Series D Share is outstanding. Dividends will not accrue on those Series D Shares on and after the redemption date. "Appropriate Federal Banking Agency" means the "appropriate federal banking agency" with respect to us as defined in Section (3)(q) of the Federal Deposit Insurance Act.

  Redemption Price

        The redemption price for any redemption of Series D Shares, whether an Optional Redemption or Regulatory Event Redemption, will be equal to $1,000 per Series D Share (equivalent to $25 per depositary share) plus (a) in the case of an Optional Redemption, the sum of any declared and unpaid dividends for any prior Dividend Periods, without accumulation of any undeclared dividends, or (b) in the case of a Regulatory Event Redemption, the sum of any declared and unpaid dividends for any prior Dividend Periods and accrued but unpaid and undeclared dividends for the then-current Dividend Period to but excluding the date of redemption. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the dividend record date for a Dividend Period will not be paid to the holder entitled to receive the redemption price on the redemption date, but rather will be paid to the holder of record of the redeemed shares on such dividend record date relating to the Dividend Payment Date.

  Redemption Procedures

        If Series D Shares are to be redeemed, we will provide notice by first class mail, postage prepaid, addressed to the holders of record of the Series D Shares to be redeemed, mailed not less than 30 days and not more than 60 days before the date fixed for redemption thereof (provided, however, that if the Shares or the depositary shares representing the Series D Shares are held in book-entry form through DTC, we may give this notice in any manner permitted by DTC). Any notice mailed or otherwise given as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives this notice, and failure duly to give this notice by mail or otherwise, or any defect in this notice or in the mailing or provision of this notice, to any holder of Series D Shares designated for redemption will not affect the redemption of any other Series D Shares. Each notice of redemption will include a statement setting forth:

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  the redemption date;

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  the number of Series D Shares to be redeemed and, if less than all the Series D Shares held by the holder are to be redeemed, the number of Series D Shares to be redeemed from the holder;

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  the redemption price; and

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  the place or places where the Series D Shares are to be surrendered for payment of the redemption price.

        If notice of redemption of any Series D Shares has been duly given and if the funds necessary for the redemption have been set aside by us for the benefit of the holders of any Series D Shares so called for redemption, then, on and after the redemption date, those Series D Shares will no longer be deemed outstanding and all rights of the holders of those Series D Shares (including the right to receive any dividends) will terminate, except the right to receive the redemption price.

        In the case of any redemption of only part of the Series D Shares at the time outstanding, the Series D Shares to be redeemed will be selected either pro rata or by lot. Subject to the provisions described in this section, the Board of Directors will have the full power and authority to prescribe the terms and conditions upon which Series D Shares shall be redeemed from time to time.

        Under the Federal Reserve's current risk-based capital guidelines applicable to bank holding companies, any redemption of the Series D Shares is subject to prior approval by the Federal Reserve. Any redemption of the Series D Shares is subject to our receipt of any required prior approval by the Federal Reserve and to the satisfaction of any conditions set forth in the capital rules or regulations of the Federal Reserve applicable to the redemption of the Series D Shares.

        Neither the holders of the Series D Shares nor the holders of the related depositary shares have the right to require the redemption or repurchase of the Series D Shares.

  Liquidation Rights

        In the event that we liquidate, dissolve or wind up our business and affairs, either voluntarily or involuntarily, holders of Series D Shares will be entitled to receive an amount per Share (the "Total Liquidation Amount") equal to the fixed liquidation preference of $1,000 per Series D Share (equivalent to $25 per depositary share) plus, the sum of any declared and unpaid dividends for Dividend Periods prior to the dividend period in which the liquidation distribution is made and declared and, if applicable, a pro rata portion of any declared and unpaid dividends for the then-current Dividend Period in which the liquidation distribution is made to the date of such liquidation distribution. Holders of the Series D Shares will be entitled to receive the Total Liquidation Amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other class or series of shares ranking junior to the Series D Shares with respect to that distribution.

        If our assets are not sufficient to pay the Total Liquidation Amount in full to all holders of Series D Shares and all holders of any shares of our stock having the same rank as the Series D Shares with respect to any such distribution, the amounts paid to the holders of Series D Shares and such other shares will be paid pro rata in accordance with the respective Total Liquidation Amount to which those holders are entitled. If the Total Liquidation Amount per Series D Share has been paid in full to all holders of Shares and the liquidation preference of any other shares having the same rank as the Series D Shares has been paid in full, the holders of our common stock or any other shares ranking, as to such distribution, junior to the Series D Shares will be entitled to receive all of our remaining assets according to their respective rights and preferences.

        For purposes of the liquidation rights, neither the sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other entity or by another entity with or into us will constitute a liquidation, dissolution or winding up of our business or affairs.

        Because we are a holding company, our rights and the rights of our creditors and our shareholders, including the holders of the Series D Shares, to participate in the assets of any of our subsidiaries upon that subsidiary's liquidation or recapitalization may be subject to the prior claims of that subsidiary's creditors, except to the extent that we are a creditor with recognized claims against the subsidiary.

  Voting Rights

        The holders of Series D Shares will not have any voting rights and will not be entitled to elect any directors, except as indicated below or otherwise specifically required by law. Each holder of Series D Shares will have one vote per Series D Share (or one vote per 40 depositary shares) on any matter on which holders of Series D Shares are entitled to vote, including any action by written consent.

        Under regulations adopted by the Federal Reserve, if the holders of shares of any series of our preferred stock, including the Series D Preferred Stock, become entitled to vote for the election of directors, such series may then be deemed a "class of voting securities" and a holder of 25% or more of such series (or a holder of 5% or more if the holder otherwise exercises a "controlling influence") may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act. In addition, at such time as such series is deemed a class of voting securities, (i) any other bank holding company may be required to obtain the approval of the Federal Reserve to acquire or retain 5% or more of such series, and (ii) any person other than a bank holding company may be required to file with the Federal Reserve under the Change in Bank Control Act, a federal law, to acquire or retain 10% or more of such series.

  Right to Elect Two Directors upon Non-Payment of Dividends

        If and whenever the dividends on the Series D Shares and any other class or series of our stock that ranks on parity with Series D Shares as to payment of dividends and that has voting rights equivalent to those described in this paragraph ("voting parity stock") have not been declared and paid (i) in the case of the Series D Shares and any voting parity stock bearing non-cumulative dividends, in full for at least six quarterly dividend periods or their equivalent (whether or not consecutive) or (ii) in an aggregate amount equal to full dividends for at least six quarterly dividend periods or their equivalent (whether or not consecutive), the authorized number of our directors then constituting our

Board of Directors will automatically be increased by two. Holders of Series D Shares, together with the holders of all other affected classes and series of voting parity stock, voting as a single class, will be entitled to elect the two additional members of our Board of Directors (the "Preferred Stock Directors") at any annual meeting of shareholders or any special meeting of the holders of Series D Shares and any voting parity stock for which dividends have not been paid, called as provided below, but only if the election of any Preferred Stock Directors would not cause us to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. In addition, our Board of Directors shall at no time have more than two Preferred Stock Directors.

        At any time after this voting power has vested as described above, our Secretary may, and upon the written request of holders of record of at least 20% of the outstanding Series D Shares and voting parity stock (addressed to the Secretary at our principal office) must, call a special meeting of the holders of Series D Shares and voting parity stock for the election of the Preferred Stock Directors. Notice for a special meeting will be given in a similar manner to that provided in our by-laws for a special meeting of the shareholders, which we will provide upon request, or as required by law. If our Secretary is required to call a meeting but does not do so within 20 days after receipt of any such request, then any holder of Series D Shares may (at our expense) call such meeting, upon notice as provided in this section, and for that purpose will have access to our stock books.

        The Preferred Stock Directors elected at any such special meeting will hold office until the next annual meeting of our shareholders unless they have been previously terminated as described below. In case any vacancy occurs among the Preferred Stock Directors, a successor will be elected by our board of directors to serve until the next annual meeting of the shareholders upon the nomination of the then remaining Preferred Stock Director or, if no Preferred Stock Director remains in office, by the vote of the holders of record of a majority of the outstanding Series D Shares and voting parity stock, voting as a single class. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

        Whenever full dividends have been paid on the Series D Shares and any non-cumulative voting parity stock for at least one year and all dividends on any cumulative voting parity stock have been paid in full then the right of the holders of Series D Shares to elect the Preferred Stock Directors will cease (but subject always to the same provisions for the vesting of these voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods), the terms of office of all Preferred Stock Directors will immediately terminate and the number of directors constituting our Board of Directors will be reduced accordingly.

Other Voting Rights

        So long as any Series D Shares remain outstanding, the affirmative vote of the holders of at least two-thirds of the Series D Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), will be required to:

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  authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series D Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized shares of capital stock into Series D Shares; or

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  amend, alter or repeal the provisions of our Amended and Restated Articles of Incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series D Shares or the holders thereof;

provided, however, that with respect to the occurrence of any event set forth in the second bullet point above, so long as any Series D Shares remain outstanding with the terms thereof materially unchanged or new shares of the surviving corporation or entity are issued with the same terms as the Series D Shares, in each case taking into account that upon the occurrence of this event we may not be the surviving entity, the occurrence of any such event shall not be deemed to materially and adversely affect any right, preference, privilege or voting power of the Series D Shares or the holders thereof, and provided, further, that any increase in the amount of our authorized common stock or preferred stock or the creation or issuance of any other series of common stock or other equity securities ranking on a parity with or junior to the Series D Shares with respect to payment of dividends (whether such dividends are cumulative or non-cumulative) or the distribution of assets upon liquidation, dissolution or winding up and any change to the number of directors or number of classes of directors shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

        Under Wisconsin law, the vote of the holders of a majority of the outstanding Series D Shares, voting as a separate voting group, is required for:

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  certain amendments to our Amended and Restated Articles of Incorporation impacting the Series D Shares;

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  the approval of any dividend payable in Series D Shares to holders of shares of another class or series of our stock;

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  the approval of any proposed share exchange that includes Series D Shares; or

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  the approval of any plan of merger if the plan of merger contains a provision that, if contained in a proposed amendment to our Amended and Restated Articles of Incorporation, would require action on the proposed amendment.

        Further, in the case of any merger where we are the surviving corporation, the right of holders of the Series D Shares to vote separately as a group on a plan of merger does not apply if:

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  the articles of incorporation of the surviving corporation will not differ, with certain exceptions, from our articles of incorporation in effect prior to the merger;

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  each shareholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitation, and relative rights, immediately after the merger; and

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  the number of voting shares outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights or warrants issued pursuant to the merger, will not exceed by more than 20% the total number of voting shares of the surviving corporation outstanding immediately after the merger.

        The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required, all outstanding Series D Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of Series D Shares to effect the redemption.

  Depositary, Transfer Agent, Registrar and Paying Agent

        Wells Fargo Bank, N.A. is the depositary, transfer agent, registrar and paying agent for the Series D Shares.

DESCRIPTION OF DEPOSITARY SHARES

        This section describes the general terms and provisions of the depositary shares. The prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement. The specific terms may differ from the general description of terms described below.

        The following summary of the deposit agreement, the depositary shares, and the depositary receipts is not complete. We will file the forms of the deposit agreement and depositary receipts with the SEC promptly after the offering of the depositary shares. You should read the forms of deposit agreement and depositary receipt relating to a series of preferred stock for additional information before you buy any depositary shares that represent preferred stock of that series.

General

        We may offer fractional interests in preferred stock, rather than full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

        The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of at least $50 million, which we refer to in this prospectus as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion, exchange, and liquidation rights.

        The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

        Unless we specify otherwise in the applicable prospectus supplement, you will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.

        When appropriate, the applicable prospectus supplement will describe the U.S. federal income tax considerations relevant to the depositary shares.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary shares representing the shares of preferred stock. These distributions will be in proportion to the number of depositary shares owned by the holders on the relevant record date. The depositary will not distribute amounts less than one cent. The depositary will distribute any balance with the next sum received for distribution to record holders of depositary shares.

        If there is a distribution other than in cash, the depositary will distribute property to the holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

        The deposit agreement will also contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of depositary shares.

Conversion and Exchange

        If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Redemption of Depositary Shares

        If the series of the preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary. The depositary will mail notice of redemption between 30 to 60 days prior to the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary's records. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

Voting Preferred Stock

        When the depositary receives notice of any meeting at which the holders of the preferred stock may vote, the depositary will mail information about the meeting contained in the notice, and any accompanying proxy materials, to the record holders of the depositary shares relating to the preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary with regard to how the preferred stock underlying the holder's depositary shares should be voted.

        The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions received. We will agree to take all action requested by and deemed necessary by the depositary to enable the depositary to vote the preferred stock in that manner. The depositary will not vote any preferred stock for which it does not receive specific instructions from the holders of the depositary shares relating to such preferred stock, unless otherwise indicated in the applicable prospectus supplement.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. Any amendment that materially and adversely alters the rights of the existing holders of depositary shares, however, will be effective only if approved by the record holders of at least a majority of the depositary shares then outstanding. A deposit agreement may be terminated by us or the depositary only if:

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  all outstanding depositary shares relating to the deposit agreement have been redeemed or reacquired by us;

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  all preferred stock of the relevant series has been withdrawn; or

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  there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution, or winding-up of our business and the distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility under the deposit agreement.

Miscellaneous

        We will forward to the depositary, for distribution to the holders of depositary shares, all reports and communications that we must furnish to the holders of the preferred stock.

        If the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement, neither the depositary nor we will be liable. Our obligations and the depositary's obligations under the deposit agreement will be limited to performance in good faith of duties set forth in the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished to us and/or the depositary. We and the depositary may rely upon documents believed to be genuine, written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed and it accepts the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the U.S., and it must have a combined capital and surplus of at least $50 million.

Depositary Shares Representing the Series C Shares and the Series D Shares

        As of March 23, 2018, there were 2,600,000 depositary shares outstanding, each representing a 1/40th ownership interest in a Series C Share, issued and outstanding, and there were 4,000,000 depositary shares outstanding, each representing a 1/40th ownership interest in a Series D Share, issued and outstanding. We deposited the underlying Series C Shares and Series D Shares with a depositary, in each case pursuant to a deposit agreement among us, Wells Fargo Bank, N.A., acting as depositary, and the holders from time to time of the depositary receipts evidencing the respective depositary shares. Subject to the terms of the respective deposit agreements, each holder of a depositary share is entitled, through the depositary, in proportion to the applicable fraction of a Series C Share or Series D Share, as the case may be, represented by that depositary share, to all the rights and preferences of the Series C Shares or Series D Shares represented thereby (including dividend, voting, redemption and liquidation rights). This description is subject to and qualified in its entirety by reference to our Amended and Restated Articles of Incorporation, including our Articles of Amendment with respect to the Series C Shares and the Series D Shares, which have been filed as exhibits to our SEC filings.

DESCRIPTION OF WARRANTS

        This section describes the general terms and provisions of the warrants. The prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement, and any general terms outlined in this section that will not apply to those warrants.

        We may issue warrants for the purchase of debt securities, preferred stock, depositary shares, or common stock. Warrants may be issued alone or together with securities offered by any prospectus supplement and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not act as an agent or trustee for any holders of warrants.

        In this section, we have summarized the material terms and provisions of the warrant agreements and warrants. We have also filed the forms of warrant agreements and the certificates representing the warrants as exhibits to the registration statement of which this prospectus is a part. You should read the applicable forms of warrant agreement and warrant certificate for additional information before you buy any warrants.

General

        If warrants for the purchase of debt securities are offered, the applicable prospectus supplement will describe the terms of those warrants, including the following, if applicable:

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  the offering price;

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  the currencies in which the warrants are being offered;

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  the designation, aggregate principal amount, currencies, denominations, and terms of the series of the debt securities that can be purchased if a holder exercises the warrants;

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  the designation and terms of any series of debt securities, preferred stock, depositary shares, or other securities with which the warrants are being offered and the number of warrants offered with each debt security, share of preferred stock, depositary share, or other security;

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  the date on and after which the holder of the warrants can transfer them separately from the related securities;

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  the principal amount of the series of debt securities that can be purchased if a holder exercises the warrant and the price at which and currencies in which the principal amount may be purchased upon exercise;

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  the date on which the right to exercise the warrants begins and the date on which the right expires;

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  whether the warrants will be in registered or bearer form;

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  U.S. federal income tax consequences; and

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  any other terms of the warrants.

        If warrants for the purchase of preferred stock, depositary shares or common stock are offered, the applicable prospectus supplement will describe the terms of those warrants, including the following where applicable:

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  the offering price;

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  the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock or depositary shares, the designation, total number, and terms of the series of preferred stock that can be purchased upon exercise or that are underlying the depositary shares that can be purchased upon exercise;

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  the designation and terms of the series of debt securities, preferred stock, depositary shares, or other securities with which the warrants are being offered and the number of warrants being offered with each debt security, share of preferred stock, depositary share, or other security;

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  the date on and after which the holder of the warrants can transfer them separately from the related securities;

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  the number of shares of preferred stock, depositary shares, or shares of common stock that can be purchased if a holder exercises the warrant and the price at which the preferred stock, depositary shares, or common stock may be purchased upon each exercise;

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  the date on which the right to exercise the warrants begins and the date on which the right expires;

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  U.S. federal income tax consequences; and

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  any other terms of the warrants.

        Unless we state otherwise in the applicable prospectus supplement, the warrants will be in registered form only.

        A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

        Until any warrants to purchase debt securities are exercised, the holder of such warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any right to receive payments of principal, premium, or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase preferred stock, depositary shares, common stock, or other securities are exercised, holders of such warrants will not have any rights of holders of the underlying preferred stock, depositary shares, common stock, or other securities, including any right to receive dividends or to exercise any voting rights.

Exercise of Warrants

        Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of shares of preferred stock, depositary shares, or shares of common stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates, or a later date if we extend the time for exercise, unexercised warrants will become void.

        A holder of warrants may exercise them by following the general procedure outlined below:

  •
  delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

  •
  properly completing and signing the reverse side of the warrant certificate representing the warrants; and

  •
  delivering the warrant certificate representing the warrants to the warrant agent, or other office indicated in the applicable prospectus supplement, within five business days of the warrant agent receiving payment of the exercise price.

        If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price. After you have completed those procedures, we will, as soon as practicable, issue and deliver to you the debt securities, preferred stock, depositary shares, or common stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, the warrant agent will issue to you a new warrant certificate for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to Warrant Agreements

        We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants if the changes are not inconsistent with the provisions of the warrants and do not materially adversely affect the interests of the holders of the warrants. We, along with the warrant agent, may also modify or amend a warrant agreement and the terms of the warrants if a majority of the then-outstanding unexercised warrants affected by the modification or amendment consent. No modification or amendment that accelerates the expiration date, however, or increases the exercise price, reduces the majority consent requirement for any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the warrants may be made without the consent of each holder affected by the modification or amendment.

        Common Stock Warrant Adjustments.    Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of shares of common stock covered by, a warrant for common stock will be adjusted in the manner set forth in the applicable prospectus supplement if certain events occur, including:

  •
  we issue capital stock as a dividend or distribution on the common stock;

  •
  we subdivide, reclassify, or combine the common stock;

  •
  we issue rights or warrants to all holders of common stock entitling them to purchase common stock at less than the current market price, as defined in the warrant agreement for such series of common stock warrants;

  •
  we distribute to all holders of common stock evidences of our indebtedness or our assets, excluding certain cash dividends and distributions referred to above; or

  •
  any other event described in the applicable prospectus supplement.

        Except as stated above, the exercise price and number of shares of common stock covered by a common stock warrant will not be adjusted if we issue common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase common stock, or securities convertible into or exchangeable for common stock.

        Holders of common stock warrants may have additional rights under the following circumstances:

  •
  A reclassification or change of the common stock;

  •
  A consolidation, merger or share exchange involving our Company; or

  •
  A sale or conveyance to another corporation of all or substantially all of our property and assets.

        If one of the above transactions occurs and holders of our common stock are entitled to receive stock, securities, other property or assets, including cash, with respect to or in exchange for common stock, the holders of the common stock warrants then outstanding will be entitled to receive upon exercise of their common stock warrants the kind and amount of shares of stock and other securities or property that they would have received upon the reclassification, change, consolidation, merger, share exchange, sale, or conveyance if they had exercised their common stock warrants immediately before the transaction.

DESCRIPTION OF UNITS

        We may issue securities as part of a unit consisting of any combination of the debt securities, common stock, preferred stock, depositary shares and warrants described in this prospectus. The terms of a series of units may be described in a unit agreement between us and a bank or trust corporation as unit agent. The applicable prospectus supplement will describe the specific terms of any units.

CERTAIN ERISA CONSIDERATIONS

        The discussion herein of ERISA is general in nature and is not intended to be all-inclusive. Any fiduciary of an employee benefit plan considering an investment by the plan in the securities should consult with its legal advisors regarding the consequences of such investment.

General

        A fiduciary of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, should consider fiduciary standards under ERISA in the context of the particular circumstances of such plan before authorizing an investment in the securities. Such fiduciary should consider whether the investment satisfies ERISA's diversification and prudence requirements and whether the investment is in accordance with the documents and instruments governing the plan. In addition, ERISA and the tax code prohibit a wide range of transactions involving the assets of a plan subject to ERISA, or the assets of an individual retirement account or plan subject to section 4975 of the tax code, or any entity in which such plan invests whose assets are deemed plan assets under ERISA, referred to as an ERISA plan, and persons who have certain specified relationships to the ERISA plan ("parties in interest," within the meaning of ERISA, and "disqualified person," within the meaning of the tax code). Such transactions may require "correction" and may cause (i) the ERISA plan fiduciary to incur certain liabilities, (ii) the parties in interest or disqualified persons to be subject to excise taxes, and (iii) the ERISA plan to experience adverse tax consequences.

        Governmental plans and certain church plans (each as defined under ERISA) are not subject to ERISA's fiduciary duty and prohibited transaction rules. Such plans may, however, be subject to federal, state, or local laws or regulations that may affect their investment in the securities. Any fiduciary of such a governmental or church plan considering an investment in the securities should determine the effect of such laws or regulations on a purchase of securities by such plan.

Prohibited Transactions

        We may be a party in interest or disqualified person with respect to an ERISA plan investing in the securities. Therefore, such investment by an ERISA plan may give rise to a prohibited transaction in the form of either a sale of property by us to the investing ERISA plan or an extension of credit by the investing ERISA plan to us. Consequently, before investing in the securities, any person who is, or who is acquiring such securities for, or on behalf of, an ERISA plan should determine either that we are not a party in interest or disqualified person with respect to the ERISA plan or that a statutory or an administrative exemption from the prohibited transaction rules discussed below or otherwise available is applicable to such investment in the securities or that such investment in, or acquisition of, such securities will not result in a prohibited transaction.

        The statutory or administrative prohibited transaction class exemptions, each a "PTCE", from the prohibited transaction rules under ERISA and the tax code that may be available to an ERISA plan that is investing in the securities, include the following ERISA investor exemptions:

  •
  PTCE 90-1, regarding investments by insurance company pooled separate accounts;

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  PTCE 91-38, regarding investments by bank collective investment funds;

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  PTCE 84-14, regarding transactions effected by qualified professional asset managers;

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  PTCE 96-23, regarding transactions effected by in-house managers;

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  PTCE 95-60, regarding investments by insurance company general accounts; and

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  ERISA Section 408(b)(17) and tax code section 4975(d)(20) regarding certain transactions between an ERISA plan and a party in interest or disqualified person which is a service provider to the ERISA plan or related to such service provider

        The acquisition of securities by any person or entity who is, or who in acquiring such securities is using the assets of, an ERISA plan will be deemed to constitute a representation by such person or entity to us either that we are not a disqualified person or party in interest with respect to the ERISA plan or that such person or entity is eligible for exemptive relief available pursuant to either the ERISA prohibited transaction exemptions or another applicable prohibited transaction exemption with respect to the acquisition and holding of such securities.

        The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of, or with the assets of, any plan, consult with their counsel regarding the potential applicability of ERISA, section 4975 of the tax code and any similar laws to such investment and whether an exemption would be applicable to the purchase and holding (and, to the extent applicable, disposition) of the depositary shares. The acquisition, holding and, to the extent relevant, disposition of any of the securities by or to any ERISA plan or other plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such plans generally or any particular ERISA plan or other plan, or that such an investment is appropriate for plans generally or any particular ERISA plan or other plan.

GLOBAL SECURITIES

        Unless otherwise indicated in the applicable prospectus supplement, securities other than common stock will be issued in the form of one or more global certificates, or "global securities," registered in the name of a depositary or its nominee. Unless otherwise indicated in the applicable prospectus supplement, the depositary will be DTC. We understand that DTC's nominee will be Cede & Co. Accordingly, we expect Cede & Co. to be the initial registered holder of all securities that are issued in global form. No person that acquires a beneficial interest in those securities will be entitled to receive a certificate representing that person's interest in the securities, except as described herein or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders of securities issued in global form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders will refer to payments and notices to DTC or Cede & Co. as the registered holder of these securities.

        We understand that DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC's participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants' accounts, thereby eliminating the need for physical movement of certificates. DTC's participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations, some of whom (and/or their representatives) own DTE. Indirect access to the DTC system also is available to others such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

        Persons that are not participants or indirect participants but desire to purchase, sell, or otherwise transfer ownership of, or other interests in, securities may do so only through participants and indirect participants. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by our designated agent to Cede & Co., as nominee for DTC. DTC will forward such payments to its participants, who will then forward them to indirect participants or holders. Holders will not be recognized by the relevant registrar, transfer agent, trustee, depositary, or warrant agent as registered holders of the securities entitled to the benefits of our Amended and Restated Articles of Incorporation or the applicable indenture, deposit agreement, or warrant agreement. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

        Under the rules, regulations, and procedures creating and affecting DTC and its operations as currently in effect, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. DTC rules require participants and indirect participants with which beneficial securities owners have accounts to make book-entry transfers and receive and transmit payments on behalf of their respective account holders.

        Because DTC can act only on behalf of:

  •
  participants, who in turn act only on behalf of participants or indirect participants, and

  •
  certain banks, trust companies and other persons approved by it,

the ability of a beneficial owner of securities issued in global form to pledge such securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for these securities.

        We understand that DTC will take any action permitted to be taken by a registered holder of any securities under our Amended and Restated Articles of Incorporation, as amended, or the relevant indenture, deposit agreement, or warrant agreement only at the direction of one or more participants to whose accounts with DTC such securities are credited.

        Unless otherwise indicated in the applicable prospectus supplement, a global security will be exchangeable for the relevant definitive securities registered in the names of persons other than DTC or its nominee only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary for that global security or if DTC ceases to be a clearing agency registered under the Exchange Act when DTC is required to be so registered;

  •
  we execute and deliver to the relevant registrar, transfer agent, trustee, depositary and/or warrant agent an order complying with the requirements of the applicable indenture, deposit agreement or warrant agreement that the global security will be exchangeable for definitive securities in registered form; or

  •
  there has occurred and is continuing a default in the payment of any amount due in respect of the securities or, in the case of debt securities, an event of default or an event that, with the giving of notice or lapse of time, or both, would constitute an event of default with respect to these debt securities.

        Any global security that is exchangeable under the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

        Upon the occurrence of any event described in the above paragraph, DTC is generally required to notify all participants of the availability of definitive securities. Upon DTC surrendering the global security representing the securities and delivery of instructions for reregistration, the registrar, transfer agent, trustee, depositary, or warrant agent, as the case may be, will reissue the securities as definitive securities, and then such persons will recognize the holders of such definitive securities as registered holders of securities entitled to the benefits of our Amended and Restated Articles of Incorporation, as amended, or the relevant indenture, deposit agreement and/or warrant agreement.

        Redemption notices will be sent to Cede & Co. as the registered holder of the global securities. If less than all of a series of debt securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

        Except as described above, the global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depositary we appoint. Except as described above, DTC may not sell, assign, transfer, or otherwise convey any beneficial interest in a global security evidencing all or part of any securities unless the beneficial interest is in an amount equal to an authorized denomination for these securities.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. None of Associated Banc-Corp, the trustee, any registrar and transfer agent, any warrant agent or any depositary, or any agent of any of them, will have any responsibility or liability for any aspect of DTC's or any participant's records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising, or reviewing any records relating to such beneficial interests.

        Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a global security, in some cases, may trade in the DTC's same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by DTC to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global security upon the original issuance of this security may be required to be made in immediately available funds.

        If specified in a prospectus supplement to this prospectus with respect to a particular series, investors may elect to hold interests in a particular series of debt securities outside the U.S. through Clearstream Banking, societe anonyme ("Clearstream") or the Euroclear System ("Euroclear"), if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries. Those depositaries in turn hold those interests in customers' securities accounts in the depositaries' names on the books of DTC.

        Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations, and other organizations and may include the underwriters for a particular offering of debt securities. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

        Distributions with respect to permanent global debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

        Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"). The Euroclear Operator conducts all Euroclear operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters for a particular offering of debt securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

        Distributions with respect to interests in permanent global debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Global Clearance and Settlement Procedures

        Unless otherwise specified in a prospectus supplement with respect to a particular series of permanent global debt securities, initial settlement for permanent global debt securities will be made in immediately available funds. DTC participants will conduct secondary market trading with other DTC participants in the ordinary way in accordance with DTC rules and accordingly secondary market trades will settle in immediately available funds using DTC's same day funds settlement system.

        If the prospectus supplement specifies that interests in the permanent global debt securities may be held through Clearstream or Euroclear, Clearstream and/or Euroclear participants will conduct secondary market trading with other Clearstream and/or Euroclear participants in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear. Then secondary market trades will settle using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream or Euroclear participants on the other, will be effected in DTC in accordance with DTC's rules on behalf of the relevant European international clearing system by the U.S. depositary for that system; however, those cross-market transactions will require delivery by the counterparty in the relevant European international clearing system of instructions to that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary for that system to take action to effect final settlement on its behalf by delivering or receiving interests in permanent global debt securities in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to DTC.

        Because of time-zone differences, credits of interests in permanent global debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Those credits or any transactions in permanent global debt securities settled during that processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of interests in permanent global debt securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream, and Euroclear have agreed to the procedures described above in order to facilitate transfers of interests in permanent global debt securities among DTC participants, Clearstream, and Euroclear, they are under no obligation to perform those procedures, and those procedures may be discontinued at any time.

        We have obtained the information in this section about DTC and DTC's book-entry system from sources that we believe are accurate, but we assume no responsibility for the accuracy of the information. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

SELLING SECURITY HOLDERS

        Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC which are incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION

Sales by Us

        We may sell the securities offered by this prospectus to or through underwriters or dealers, through agents, directly to one or more purchasers, or through a combination of methods. No commission will be payable and no discount will be allowed on any sales we or our affiliates make directly. We may also offer the securities in exchange for our other securities.

        Underwriters, dealers, and agents that participate in the distribution of the securities offered under this prospectus may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation, including any underwriting discount or commission, will be described in the applicable prospectus supplement. The prospectus supplement will also describe other terms of the offering, including the initial public offering price, any discounts or concessions allowed or re-allowed or paid to dealers and any securities exchanges on which the offered securities may be listed.

        The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

        In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

        In connection with an offering of securities, underwriters may purchase and sell these securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by underwriters with respect to the offering. Stabilizing transactions consist of certain bids or purchases for preventing or retarding a decline in the market price of the securities; short positions created by underwriters involve the sale by underwriters of a greater number of securities than they are required to purchase from us in the offering. Underwriters also may impose a penalty bid, by which selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by underwriters if such securities are repurchased by underwriters in stabilizing or covering transactions. These activities may stabilize, maintain, or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market; these activities, if commenced, may be discontinued without notice at any time.

        We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, when applicable, the nature of the underwriters' obligations with respect to the auction.

        If the securities offered under this prospectus are issued in exchange for our outstanding securities, the applicable prospectus supplement will set forth the terms of the exchange, the identity of and the terms of sale of the securities offered under this prospectus by the selling security holders.

        If the applicable prospectus supplement indicates, we will authorize dealers or our agents to solicit offers by institutions to purchase offered securities from us under contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:

  •
  commercial and savings banks;

  •
  insurance companies;

  •
  pension funds;

  •
  investment companies; and

  •
  educational and charitable institutions.

        The institutional purchaser's obligations under the contract are only subject to the condition that the purchase of the offered securities at the time of delivery is allowed by the laws that govern the purchaser. The dealers and our agents will not be responsible for the validity or performance of the contracts.

        We may have agreements with the underwriters, dealers, and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers, or agents may be required to make as a result of those certain civil liabilities.

        If we offer bearer debt securities under this prospectus, each underwriter, dealer, and agent that participates in the distribution of any original issuance of bearer debt securities will agree not to offer, sell, or deliver bearer debt securities to a U.S. citizen or to any person within the U.S., unless federal law permits otherwise.

        When we issue the securities offered by this prospectus, except for shares of common stock or debt securities issued upon a reopening of an existing series of debt securities, they may be new securities without an established trading market. The securities may or may not be listed on a national securities exchange or the New York Stock Exchange. If we sell a security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

        Underwriters, dealers, and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses. In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain, or other benefits from these transactions.

Sales by Selling Security Holders

        The selling security holders may resell or redistribute the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees, or other successors in interest of any of the named selling security holders (including but not limited to persons who receive securities from a named selling security holder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to "selling security holders" in this prospectus. The selling security holders may sell the securities by one or more of the following methods, without limitation:

  •
  block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

  •
  an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the securities may be listed;

  •
  ordinary brokerage transactions and transactions in which the broker solicits purchases;

  •
  an offering at other than a fixed price on or through the facilities of any stock exchange on which the securities are listed or to or through a market maker other than on that stock exchange;

  •
  privately negotiated transactions, directly or through agents;

  •
  short sales;

  •
  through the writing of options on the securities, whether or the options are listed on an options exchange;

  •
  through the distribution of the securities by any security holders to its partners, members or shareholders;

  •
  one or more underwritten offerings;

  •
  agreements between a broker or dealer and any security holder to sell a specified number of the securities at a stipulated price per share; and

  •
  any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.

        The security holders may also transfer the securities by gift.

        The selling security holders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling security holder. Broker-dealers may agree with a selling security holder to sell a specified number of the securities at a stipulated price per share. If the broker-dealer is unable to sell securities acting as agent for a selling security holder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

        From time to time, one or more of the selling security holders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. The number of a selling security holder's securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling security holder's securities will otherwise remain unchanged. In addition, a selling security holder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

        The selling security holders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

        A selling security holder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling security holder, including, without limitation, in connection with distributions of the securities by those broker- dealers. A selling security holder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling security holder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

        The selling security holders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling security holders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling security holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

        We may agree to indemnify the selling security holders and their respective officers, directors, employees and agents, and any underwriter or other person who participates in the offering of the securities, against specified liabilities, including liabilities under the federal securities laws or to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify us, the other selling security holders and any underwriter or other person who participates in the offering of the securities, against specified liabilities arising from information provided by the selling security holders for use in this prospectus or any accompanying prospectus supplement, including liabilities under the federal securities laws. In each case, indemnification may include each person who is an affiliate of or controls one of these specified indemnified persons within the meaning of the federal securities laws or is required to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify any brokers, dealers or agents who participate in transactions involving sales of the securities against specified liabilities arising under the federal securities laws in connection with the offering and sale of the securities.

        We will not receive any proceeds from sales of any securities by the selling security holders.

        We cannot assure you that the selling security holders will sell all or any portion of the securities offered hereby.

        We will supply the selling security holders and any stock exchange upon which the securities are listed with reasonable quantities of copies of this prospectus. To the extent required by Rule 424 under the Securities Act in connection with any resale or redistribution by a selling security holder, we will file a prospectus supplement setting forth:

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  the aggregate number of securities to be sold;

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  the purchase price;

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  the public offering price;

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  if applicable, the names of any underwriter, agent or broker-dealer; and

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  any applicable commissions, discounts, concessions, fees or other items constituting compensation to underwriters, agents or broker-dealers with respect to the particular transaction (which may exceed customary commissions or compensation).

        If a selling security holder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, the prospectus supplement will include any other facts that are material to the transaction. If applicable, this may include a statement to the effect that the participating broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus.

LEGAL MATTERS

        The validity of the securities offered by us pursuant to this prospectus will be passed upon for us by Godfrey & Kahn, S.C., Milwaukee, Wisconsin.

EXPERTS

        The consolidated financial statements of Associated Banc-Corp as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 have been incorporated by reference in this prospectus and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.